As filed with the Securities and Exchange Commission on July 6, 2017.

Registration No. 333-217809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Delaware	8742	47-1685128
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

83 South Street, Suite 101

Freehold, New Jersey 07728

(917) 930-8118

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Jin, CEO and President

83 South Street, Suite 101

Freehold, New Jersey 07728

(917) 930-8118

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Upon the Effective Date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (4)
Offered by the Issuer:
Common Stock, $0.0001 par value per share (1)(2)	20,000,000	$1.00	$20,000,000	$2,318.00
Offered by the Selling Stockholders:
Common Stock, $0.0001 par value per share (1)(3)	1,090,500	$0.75	$817,875	$94.79
				$2,412.79	*

* Previously paid $1,833.20.

(1)	Pursuant to Rule 416 of the Securities Act, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon the average of the high and low price of $0.75 per share of the Registrant’s Common Stock on the OTCQB Market on May 8, 2017.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Issuer and the Selling Shareholders are offering the securities on a self-underwritten, best efforts basis, which is intended to end 180 days from the effective date of this registration statement, unless earlier terminated by the sale of all 20,000,000 shares or the Board of Directors determines that it is in the best interest of the Issuer to terminate the offering. The Issuer and Selling Shareholders are making this offering without the involvement of underwriters or broker-dealers.  There are no minimum purchase requirements, and there are no arrangements to place the funds in an escrow, trust, or similar account. All sales of the securities offered by the Issuer and Selling Shareholders are final at the time of sale.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 6, 2017

PROSPECTUS

This prospectus relates to the issuance and sale of up to 20,000,000 shares of common stock, $0.0001 par value per share at an offering price of $1.00 per share, of Avalon GloboCare Corp. (f/k/a Global Technologies Corp.) (“Avalon GloboCare” or “We”, or the “Company”) and to the resale of up to 1,090,500 shares of common stock that may be sold by the selling stockholders identified in this prospectus from time to time at prevailing market prices or as privately negotiated, as applicable; for an aggregate offering of 1,090,500 shares of common stock. These selling stockholders, together with their transferees, are referred to throughout this prospectus as “selling stockholders.” We may receive up to $20,000,000 in proceeds from the sale of our common stock in this offering if all 20,000,000 newly issued shares are purchased by third party investors. The shares purchased in this offering from our company will be subject to a lock-up whereby 75% of the shares purchased by each purchaser in the “direct public offering” (the “Lock-Up Shares”) will be subject to a lock-up whereby the purchaser agrees that he, she or it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of, assign or otherwise dispose of, directly or indirectly, any of the Lock-Up Shares through December 31, 2018. Notwithstanding the foregoing, the lock up restrictions set forth above shall not apply to (A) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth above, or (ii) to any trust for the direct or indirect benefit of the purchaser or the immediate family of the purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth above, and provided further that any such transfer shall not involve a disposition for value, (C) with the prior written consent of the Board of Directors of our company which consent must apply equally on a pro-rata basis to all purchasers, We will not receive any of the proceeds if the selling stockholders identified in this prospectus sell their shares.

Our stock is quoted on OTCQB under the symbol “AVCO.” On June 29, 2017, the last reported sale price of shares of our common stock on the OTCQB Marketplace was $0.51.

We will pay all of the expenses incident to the registration of the shares offered under this prospectus, except for sales commissions and other expenses of selling stockholders applicable to the sales of their shares. The shares may be offered for sale from time to time by the selling stockholders acting as principal for their own accounts or in brokerage transactions at prevailing market prices or in transactions at negotiated prices. No representation is made that any shares will or will not be offered for sale. It is not possible at the present time to determine the price to the public in any sale of the shares by the selling stockholders and the selling stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the selling stockholders.  See “Selling Stockholders” and “Plan of Distribution” in this prospectus.

An investment in our common stock is speculative and involves a high degree of risk. We have limited operating history, limited revenue and debt. In addition, our auditor has raised substantial doubt over our ability to continue as a going concern. We are not a blank check company, which has no specific business plan or purpose, that intends to solely be used for a business combination Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 5.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.  Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________________, 2017.

AVAILABLE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to Avalon GloboCare Corp. (f/k/a Global Technologies Corp.) (“Avalon” or “Avalon GloboCare”, or “We”, or the “Company”) and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

Through and including ________, 2017 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us that we have referred to you. We and the selling stockholders have not, authorized anyone to provide you with additional or different information from that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should read this entire prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements and related notes thereto appearing elsewhere in this prospectus before making your investment decision.

Unless the context otherwise requires, any reference to "Avalon GloboCare", "Avalon ", “we,” “us,” or “our” refers to Avalon GloboCare Corp. and its subsidiaries, a Delaware corporation.

Overview

Avalon GloboCare is dedicated to integrating and managing global healthcare services and resources, as well as empowering high-impact biomedical innovations and technologies to accelerate their clinical applications. Operating through two major platforms, namely “Avalon Cell”, “and “Avalon Rehab”, our “Technology + Service” ecosystem covers the areas of regenerative medicine, cell-based immunotherapy, exosome technology, and rehabilitation medicine. We plan to integrate these services through joint ventures and accretive acquisitions that bring shareholder value both in the short term, through operational entities as part of Avalon Rehab, and long term, through biomedical innovation development as part of Avalon Cell.

We currently produce revenue through related party strategic relationships in the Peoples Republic of China (“China”) that provide consultative services in advanced areas of immunotherapy and second opinion/referral services. Our services include research studies; executive education; daily online executive briefings; tailored expert advisory services; and consulting and management services. We typically charge an annual fee. Through our services we attempt to focus our clients on important problems by providing an analysis of the evolving healthcare industry and the methods prevalent in the industry to solve those problems through counsel, business planning and support.

The value of the Renminbi ("RMB"), the main currency used in China, fluctuates and is affected by, among other things, changes in China's political and economic conditions. The conversion of RMB into foreign currencies such as the U.S. dollar have generally been based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets.

Corporate History

Avalon was incorporated under the laws of the State of Delaware on July 28, 2014. On October 18, 2016, the Company changed its name to Avalon GloboCare Corp. and completed a reverse split of its shares of common stock at a ratio of 1:4. Avalon owns 100% of the capital stock of Avalon Heathcare Systems, Inc., a Delaware company (“AHS”) which it acquired on October 19, 2016. AHS was incorporated on May 18, 2015 under the laws of the State of Delaware. Considering that, following the acquisition, we effectively succeeded our otherwise minimal operations to those that are theirs, AHS is considered the accounting acquirer in this reverse-acquisition transaction. Further, on September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of our company, for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of our company. AHS subsequently assigned the Control Shares to its three founders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares.  A reverse-acquisition transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AHS securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse acquisition transaction. AHS is the surviving and continuing entities and the historical financials following the reverse acquisition transaction will be those of AHS.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AHS pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations shifted to that of AHS. In addition, Avalon owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of China. Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers. On February 7, 2017, Avalon formed Avalon RT 9 Properties, LLC, a New Jersey limited liability company, and on January 23, 2017, Avalon incorporated Avalon (BVI) Ltd, a British Virgin Island company

1

The Offering

This prospectus relates to an aggregate of 1,090,500 shares of common stock of Avalon GloboCare that may be offered for sale by the persons named in this prospectus under the heading “Selling Stockholders.” The selling stockholders are third party investors who acquired shares in private placements of our common stock.

Additionally, this prospectus relates to the issuance and sale of up to 20,000,000 shares of common stock of Avalon GloboCare at $1.00 per share.

Common Stock Offered by Us

Up to 20,000,000 shares of common stock being conducted by our executive officers and directors, on as a “direct public offering” basis at $1.00 per share. No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into one of our corporate accounts.  The offering conducted by our company will commence when the Securities and Exchange Commission declares this prospectus effective.  The offering conducted by our company will terminate upon the earlier of the sale of all the shares of common stock being offered or 180 business days after the date hereof, which may be extended for an additional 90 days in our sole discretion.  In the event that all shares are sold under this prospectus by our company, persons who purchase shares will own 20,000,000 shares of common stock out of 84,628,622 shares of common stock outstanding, or 23.6%.  However, in the event that only 5,000,000 shares are sold under this prospectus by our company, our investors will own 5,000,000 out of 69,628,622 shares of common stock or 7.2%.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we sell less than $5,000,000 (25% of the offering), we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

Lock-Up

75% of the shares purchased by each purchaser in the “direct public offering” (the “Lock-Up Shares”) will be subject to a lock-up whereby the purchaser agrees that he, she or it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of, assign or otherwise dispose of, directly or indirectly, any of the Lock-Up Shares through December 31, 2018. Notwithstanding the foregoing, the lock up restrictions set forth above shall not apply to (A) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth above, or (ii) to any trust for the direct or indirect benefit of the purchaser or the immediate family of the purchaser, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth above, and provided further that any such transfer shall not involve a disposition for value, (C) with the prior written consent of the Board of Directors of our company which consent must apply equally on a pro-rata basis to all purchasers,

Offering price per share	We will offer our shares at a fixed price of $1.00 per share. The selling stockholders may offer and sell their shares from time to time directly and/or through their registered representatives at prevailing market prices or as privately negotiated, if applicable.

Common Stock Offered by Selling Stockholders	1,090,500 shares of common stock

Common Stock Outstanding	64,628,622 shares of common stock

Common Stock Outstanding After this Offering	84,628,622 shares of common stock assuming the full offering

2

Use of proceeds	We will use the proceeds for the implementation of our business plan including mergers and acquisitions, laboratory and clinical trials, general and administrative expenses and working capital.

Dividend Policy	We intend to retain all available funds and any future earnings, if any, for use in our business operations. Accordingly, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Market Information	Our stock is quoted on OTCQB under the symbol “AVCO.” On June 29, 2017, the last reported sale price of shares of our common stock on the OTCQB Marketplace was $0.51.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. Investors should carefully consider the risk factors and other uncertainties described in this prospectus before purchasing our common stock. See “Risk Factors” beginning on page 5.

 The above Offering Price of $1.00 per share has been arbitrarily determined by our company. It bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were our lack of operating history, the proceeds to be raised by the offering, our relative cash requirements, estimates of our business potential, the limited financial resources of our company, the amount of equity and control desired to be retained by the present stockholders.  There is no minimum number of shares that must be sold in this offering.   In the event that all shares are sold under this prospectus by our company, persons who purchase shares will own 20,000,000 shares of common stock out of 84,628,622 shares of common stock outstanding, or 23.6%.  However, in the event that only 5,000,000 shares are sold under this prospectus by our company, our investors will own 5,000,000 out of 69,628,622 shares of common stock or 7.2%.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  For example, if we only sell $1,000,000 (5% of the offering), we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

3

Selected Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. We have derived the summary consolidated financial data for the year ended December 31, 2016 and as of December 31, 2016 from our audited consolidated financial statements and for the three months ended March 31, 2017 and as of March 31, 2017 from our unaudited consolidated financial statements that are included elsewhere in this prospectus.

Consolidated Statements of Operations Data:

	For the Year Ended December 31, 2016	For the Three Months Ended March 31, 2017
Revenue - related parties	$616,446	$66,286
Cost of revenue - related parties	73,066	99,581
Gross profit (loss)	543,380	(33,295)
Professional fees	395,780	207,218
Total operating expenses	466,447	459,588
Interest income	575	794
Net income (loss)	$55,581	$(549,333)
Net income (loss) per share - basic and diluted	$0.001	$(0.009)
Weighted average number of shares outstanding - basic and diluted	51,139,475	62,595,289

Consolidated Balance Sheets Data:

	December 31, 2016	March 31, 2017
Cash and cash equivalents	$2,886,189	$5,431,228
Total assets	3,706,508	6,275,285
Total current liabilities	160,317	3,179,864
Total liabilities	160,317	3,179,864
Total stockholders' equity	3,546,191	3,095,421
Total liabilities and stockholders' equity	$3,706,508	$6,275,285

4

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus, including the financial statements and the related notes thereto. The risks and uncertainties described below are those that are currently deemed to be material and specific to our Company and industry. If any of these risks actually occur, our business may be adversely affected, and you may lose all or part of your investment.

General Operating and Business Risks

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We did not begin operations of our business through AHS until May 2015.  We have a limited operating history and limited revenue.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

We incurred a comprehensive loss amounting to $38,987 for the year ended December 31, 2016 and $589,104 for the three months ended March 31, 2017.  If we incur additional significant losses, our stock price, may decline, perhaps significantly. Our management is developing plans to achieve profitability.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are a new enterprise, we expect that net losses will continue.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Wenzhao Lu, David Jin, Meng Li and Luisa Ingargiola, our executive officers and directors.  The loss of Mr. Lu, Dr. Jin, Ms. Li or Ms. Ingariola could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We have entered into three consulting agreements with related parties.  The loss of such customers could adversely impact our financial condition and results of operations.

For the year ended December 31, 2016 and for the three months ended March 31, 2017, we recognized $616,446 and $66,286 in revenue, respectively, of which all generated from related parties. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three related parties. We maintain close working relationships with our three customers. The loss of any one major customer would have a material adverse effect on our financial condition or results of operation, the loss of more than one such major customer, or our failure to replace such customer with other customers, could have a material adverse effect on our financial condition and our results of operations.

5

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated, in their report on our December 31, 2016 consolidated financial statements, that there is substantial doubt about our ability to continue as a going concern. We had an accumulated deficit of $53,369 and $602,702 at December 31, 2016 and March 31, 2017, respectively. We have a limited operating history and our continued growth is dependent upon the continuation of providing medical consulting services to its only three clients who are related parties; hence generating revenues, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. In addition, the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the date hereof. These matters raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital, implement our business plan, and generate significant revenues. There are no assurances that we will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. We plan on raising capital through the sale of equity or debt instruments to implement our business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to our company on satisfactory terms and conditions, if any.

We must effectively manage the growth of our operations, or our company will suffer.

To manage our growth, we believe we must continue to implement and improve our services. We may not have adequately evaluated the costs and risks associated with our planned expansion, and our systems, procedures, and controls may not be adequate to support our operations. In addition, our management may not be able to achieve the rapid execution necessary to successfully offer our products and services and implement our business plan on a profitable basis. The success of our future operating activities will also depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations.

Our business requires substantial capital, and if we are unable to maintain adequate financing sources our profitability and financial condition will suffer and jeopardize our ability to continue operations.

In connection with the strategic development portion of our business, we will need significant capital in order to implement acquisitions of real estate or technologies. In addition, we will need a significant amount of capital in order to fully implement our advisory business in order to fully grow our technology base and employee base. If we are unable to maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

Our revenue and results of operations may suffer if we are unable to attract new clients, continue to engage existing client, or sell additional products and services.

We presently derive our revenue from annual consulting fees from our related party clients. Our growth therefore depends on our ability to attract new clients, maintain existing clients and sell additional products and services to existing clients. This depends on our ability to understand and anticipate market and pricing trends and our clients’ needs and our ability to deliver consistent, reliable, high-quality services. If we fail to engage new clients, continue to re-engage with our existing clients or to cross-sell additional services our results could be materially and adversely affect our operating results.

If we are unable to maintain our reputation and expand our name recognition, we may have difficulty attracting new business and retaining current members.

Our professional reputation is an important factor in attracting and retaining our members and in building relationships with the progressive health care and education organizations that supply many of the best practices we feature in our research. We believe that establishing and maintaining a good reputation and name recognition are critical for attracting and retaining members. Promotion and enhancement of our reputation will depend largely on our success in continuing to provide effective solutions. Our brand name and reputation will suffer, and our ability to attract new members or retain existing members could be adversely affected, if members do not perceive our solutions to be effective or of high quality or if there are inaccuracies or defects in our solutions.

6

If we are not able to offer new and valuable products and services, our business may suffer.

Our success depends on our ability to identify and develop new products and services that serve specific constituencies, to anticipate changing market trends, and to adapt our research and analysis to meet the changing needs of our clients. We may not be able to provide helpful and timely research and analysis of developments and trends in a manner that meets market needs. Any such failure could cause some of our existing products and services to become obsolete. This environment of rapid and continuous change presents significant challenges to our ability to provide our clients with timely consulting and management services for issues and topics of importance. As a result, we must continue to invest resources in development of new services in order to enhance our existing products and services and introduce new high-quality products and services that will appeal to members and potential members. If we are not able to offer new and valuable products and services, our business may suffer.

Our prospects will suffer if we are not able to hire, train, motivate, manage, and retain a significant number of highly skilled employees.

We only recently commenced business and we presently only have three clients. Wenzhao Lu, our Chairman and significant shareholder, is the Chairman of each of the three clients that provided the prepayments. Our future success depends upon our ability to hire, train, motivate, manage, and retain a significant number of highly skilled employees, particularly research analysts, technical experts, and sales and marketing staff. We will experience, competition for professional personnel from management consulting firms and other healthcare firms. Hiring, training, motivating, managing, and retaining employees with the skills we need is time consuming and expensive. Any failure by us to address our staffing needs in an effective manner could hinder our ability to continue to provide high-quality products and services and to grow our business.

We may experience significant delays in generating, or an inability to generate, revenue if potential clients take a long time to evaluate our products and services.

Our sales strategy is to market our products and services directly to health care organizations. If we are unable to sell additional products and services to our existing clients or engage new clients, our ability to increase our revenue could be materially adversely affected. Generally speaking, the sales cycle is extensive for our clients. We do not control many of the factors that will influence the decisions of these organizations regarding the purchase of our products and services. The evaluation process sometimes can be lengthy and involve significant technical evaluation and commitment of personnel by these organizations. The use of our products and services also may be delayed due to reluctance to change or modify existing procedures.

Potential liability claims may adversely affect our business.

Our services, which may include recommendations and advice to organizations regarding complex business and operational processes, regulatory and compliance issues, and labor practices, may give rise to liability claims by our clients or by third parties who bring claims against our clients. Healthcare organizations often are the subject of regulatory scrutiny and litigation, and we also may become the subject of such litigation based on our advice and services. Any such litigation, whether or not resulting in a judgment against us, may adversely affect our reputation and could have a material adverse effect on our financial condition and results of operations. We may not have adequate insurance coverage for claims against us.

In accordance with our strategic development policy, we may invest in companies for strategic reasons and may not realize a return on our investments.

From time to time, we may make investments in companies. These investments may be for strategic objectives to support our key business initiatives but may also be stand alone investments or acquisitions. Such investments or acquisitions could include equity or debt instruments in private companies, many of which may not be marketable at the time of our initial investment. These companies may range from early-stage companies that are often still defining their strategic direction to more mature companies with established revenue streams and business models. The success of these companies may depend on product development, market acceptance, operational efficiency, and other key business factors. The companies in which we invest may fail because they may not be able to secure additional funding, obtain favorable investment terms for future financings, or take advantage of liquidity events such as public offerings, mergers, and private sales. If any of these private companies fails, we could lose all or part of our investment in that company. If we determine that impairment indicators exist and that there are other-than-temporary declines in the fair value of the investments, we may be required to write down the investments to their fair value and recognize the related write-down as an investment loss.

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Our growing operations in China could expose us to risks that could have an adverse effect on our costs of operations.

Our client base is presently located in China. We intend to grow this client base in China as well as the United States. As a result, we expect to continue to add personnel in China. With a significant focus of our operations in the China, our reliance on a workforce in China exposes us to disruptions in the business, political, and economic environment in that region. Maintenance of a stable political environment between China and the United States is important to our operations, and any disruption in this relationship may directly negatively affect our operations. Our operations in China require us to comply with complex local laws and regulatory requirements and expose us to foreign currency exchange rate risk. Our operations may also be subject to reduced or inadequate protection of our intellectual property rights, and security breaches. Further, it may be difficult to transfer funds from our Chinese operations to our US parent company. Negative developments in any of these areas could increase our costs of operations or otherwise harm our business.

We face intense competition which could cause us to lose market share.

In the healthcare markets in the United States and the Peoples Republic of China, we will compete with large healthcare providers who have more significant financial resources, established market positions, long-standing relationships, and who have more significant name recognition, technical, marketing, sales, distribution, financial and other resources than we do. The resources available to our competitors to develop new services and products and introduce them into the marketplace exceed the resources currently available to us. This intense competitive environment may require us to make changes in our services, products, pricing, licensing, services, distribution, or marketing to develop a market position.

Our success is heavily dependent on protecting our intellectual property rights.

We rely on trade secret protections to protect our proprietary technology. Our success will, in part, depend on our ability to obtain trademarks and patents. We presently do not hold patents registered with the United States Patent and Trademark Office or China State Intellectual Property Office. Although we have entered into confidentiality agreements with our employees and consultants, we cannot be certain that others will not gain access to these trade secrets. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act or Chinese anti-corruption law could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. Chinese anti-corruption law also strictly prohibits bribery of government officials. We have operations, agreements with third parties and make sales in China, where corruption may occur. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our company, even though these parties are not always subject to our control. It is our policy to implement safeguards to prevent these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible.

Violations of the FCPA or other anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the United States government may seek to hold our company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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Our status as an emerging growth company may result in reduced disclosure obligations.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, which we refer to as the “JOBS Act,” and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (3) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. Because of the reduced disclosure and because our business is conducted in China, investors may find investing in our common shares less attractive as a result, which could have an adverse effect on our stock price.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to opt out of such extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Risks Related to Doing Business in China

Government control over currency conversion may limit our ability to issue dividends to our shareholders in foreign currencies, and may therefore adversely affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a significant portion of our revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi are to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in the value of the Renminbi may have a material adverse effect on your investment.

Substantially all of the revenues and costs of our PRC subsidiary are denominated in Renminbi. Fluctuations in the U.S. dollar-Renminbi exchange rate will affect the relative value of these proceeds in Renminbi terms. Fluctuations in the exchange rate will also affect the relative value in Renminbi terms of earnings from and the value of any U.S. dollar-denominated investments we make in the future.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in the political and economic conditions and foreign exchange policies of China. In July 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. However, the People’s Bank of China (“PBOC”) regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates and achieve policy goals. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. From July 2008 to June 2010, the Renminbi traded within a narrow range against the U.S. dollar. Since June 2010 the Renminbi has further appreciated against the U.S. dollar, from approximately RMB6.83 per U.S. dollar as of June 1, 2010 to approximately RMB 6.78 per U.S. dollar as of June 30, 2017.  It is difficult to predict how Renminbi exchange rates may change going forward.

The hedging options available in China to reduce our exposure to exchange rate fluctuations are quite limited. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving certain U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved quickly.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, short sellers, financial commentators and regulatory agencies, such as the United States Securities and Exchange Commission. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits, SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what affect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation could be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely impacted and your investment in our stock could be rendered worthless.

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Adverse changes in political and economic policies of the Chinese government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

Presently, we generate our revenue in China although we intend to pursue various opportunities in the United States and our headquarters is based in the United States. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;
•	the early stage of development of the market-oriented sector of the economy;
•	the rapid growth rate;
•	the higher level of control over foreign exchange; and
•	the allocation of resources.

As the Chinese economy has been transitioning from a planned economy to a more market-oriented economy, the Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall Chinese economy, they may also have a negative effect on us or the healthcare industry in general.

Although the Chinese government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the Chinese government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new healthcare investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the Chinese legal system could limit the legal protections available to you and us.

We conduct a substantial amount of our business through our operating subsidiary in China. Our operating subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The Chinese legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new Chinese laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the Chinese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and almost all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiary.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

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Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations implemented on September 8, 2006.

The recent Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors adopted by the Chinese government also governs the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests. Depending on the structure of the transaction, the new regulation will require the Chinese parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions is extremely complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulation allows Chinese government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our stockholders’ economic interests.

Under the Current Enterprise Income Tax, or EIT, Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-Chinese stockholders.

We are a holding company incorporated under the laws of Delaware. We conduct substantially all of our business through our wholly-owned subsidiaries, and we derive all of our income from these entities. Prior to January 1, 2008, dividends derived by foreign enterprises from business operations in China were not subject to the Chinese enterprise income tax. However, such tax exemption ceased as of January 1, 2008 and thereafter with the effectiveness of the new Enterprise Income Tax Law, or EIT Law.

Under the EIT Law, if we are not deemed to be a “resident enterprise” for Chinese tax purposes, a withholding tax at the rate of 10% would be applicable to any dividends paid by our Chinese subsidiaries to us. However, if we are deemed to be a “resident enterprise” established outside of China whose “place of effective management” is located in China, we would be classified as a resident enterprise for Chinese tax purposes and thus would be subject to an enterprise income tax rate of 25% on all of our income on a worldwide basis.

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The regulations promulgated pursuant to the EIT Law define the term “place of effective management” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise.” The State Administration of Taxation issued a SAT Circular 82 on April 22, 2009, which provides that the “place of effective management” of a Chinese-controlled overseas-incorporated enterprise is located in China if the following requirements are satisfied: (i) the senior management and core management departments in charge of its daily operations function are mainly located in China; (ii) its financial and human resources decisions are subject to determination or approval by persons or bodies located in China; (iii) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (iv) no less than half of the enterprise’s directors or senior management with voting rights reside in China. SAT Circular 82 applies only to overseas registered enterprises controlled by Chinese enterprises, not to those controlled by Chinese individuals. If the Company’s non-Chinese incorporated entities are deemed Chinese tax residents, such entities would be subject to China tax under the EIT Law.

We have analyzed the applicability of the EIT Law and related regulations, and for each of the applicable periods presented, we have not accrued for Chinese tax on such basis. In addition, although under the EIT Law and the related regulations dividends paid to us by our Chinese subsidiaries would qualify as “tax-exempted income,” we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the Chinese foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for Chinese enterprise income tax purposes. As a result of such changes, our historical operating results will not be indicative of our operating results for future periods and the value of our shares of common stock may be adversely affected. We are actively monitoring the possibility of “resident enterprise” treatment and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

We may be subject to fines and legal sanctions if we or our Chinese employees fail to comply with Chinese regulations relating to employee stock options granted by overseas listed companies to Chinese citizens.

On December 25, 2006, the People’s Bank of China issued the Administration Measures on Individual Foreign Exchange Control, and its Implementation Rules were issued by the State Administration of Foreign Exchange (“SAFE”) on January 5, 2007. Both took effect on February 1, 2007. Under these regulations, all foreign exchange matters involved in an employee stock holding plan, stock option plan or similar plan in which Chinese citizens’ participation requires approval from the SAFE or its authorized branch. On March 28, 2007, the SAFE issued the Application Procedure for Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plans or Stock Option Plans of Overseas Listed Companies, or Notice 78. Under Notice 78, Chinese individuals who participate in an employee stock option holding plan or a stock option plan of an overseas listed company are required, through a Chinese domestic agent or Chinese subsidiary of the overseas listed company, to register with the SAFE and complete certain other procedures. If we and our Chinese employees are granted shares or stock options pursuant to our share incentive plan they would be subject to Notice 78. However, in practice, there are significant uncertainties with regard to the interpretation and implementation of Notice 78. We are committed to complying with the requirements of Notice 78. However, we cannot provide any assurance that we or our Chinese employees will be able to qualify for or obtain any registration required by Notice 78. In particular, if we and/or our Chinese employees fail to comply with the provisions of Notice 78, we and/or our Chinese employees may be subject to fines and legal sanctions imposed by the SAFE or other Chinese government authorities, as a result of which our business operations and employee option plans could be materially and adversely affected.

The new M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investor which could make it more difficult for us to pursue growth through acquisitions in China.

The New M&A Rules that became effective on September 8, 2006 established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a Chinese domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could materially adversely affect our ability to grow our business through acquisitions in China.

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Risks Relating to our Securities

We may not be able to attract the attention of brokerage firms because we became a public company by means of a reverse acquisition.

Because we became public through a “reverse acquisition,” securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for our company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

If we fail to maintain an effective system of internal controls, it may not be able to accurately report its financial results or detect fraud. Consequently, investors could lose confidence in our company’s financial reporting and this may decrease the trading price of its stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We have been assessing its internal controls to identify areas that need improvement. It is in the process of implementing changes to internal controls, but has not yet completed implementing these changes. Failure to implement these changes to our company’s internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm its operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our stock.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors and affiliates own approximately 80.1% of our outstanding common shares. Such concentrated control of our company may adversely affect the value of our common shares. If you acquire our common shares, you may have no effective voice in our management. Sales by our insiders or affiliates, along with any other market transactions, could affect the value of our common shares.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors have the authority to issue up to 10,000,000 shares of our preferred stock terms of which may be determined by the Board without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

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You may experience dilution of your ownership interests because of the future issuance of additional common shares.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our shareholders. We may also issue additional shares of our securities that are convertible into or exercisable for common shares, as the case may be, in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares may create downward pressure on the value of our securities. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which our shares may be valued or are trading in a public market.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

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If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

Risks Related to this Offering

There is no minimum raise required in this offering and all funds raised in this offering will be deposited directly into our corporate account and will not be held in escrow and, as a result, if we sell less than 10% of our shares of common stock in this offering we will not have the required funds to implement our business plan, you may lose your entire investment.

No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priority set by management of our company.  There is no minimum number of shares that must be sold in this offering.  As a result, we will retain the proceeds from any funds raised and the proceeds will not be returned to the investor.  In the event that we only raise a minimum amount under this offering, we will immediately utilize the proceeds.  As a result, if you are an initial investor and we fail to raise additional proceeds, your investment will be rendered worthless.  If we sell less than $2,000,000 (10% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.  We cannot guarantee that we will be able to raise adequate funds in this offering to implement its business plan. In the event that we do not raise adequate funds and the subscriber has invested in our company, then the subscriber’s investment may be lost entirely.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

We have not retained an underwriter to sell these shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. If we fail to sell all the shares we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

You will not receive dividend income from an investment in the shares and as a result, you may never see a return on your investment.

We have never declared or paid a cash dividend on our shares nor will we in the foreseeable future. We currently intend to retain any future earnings, if any, to finance the operation and expansion of our business. Accordingly, investors who anticipate the need for immediate income from their investments by way of cash dividends should refrain from purchasing any of the securities offered by our company. As we do not intend to declare dividends in the future you may never see a return on your investment and you indeed may lose your entire investment.

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We have arbitrarily determined the initial public offering price and this may not be the market price of the shares after the offering.

The offering price of the shares has been arbitrarily determined by us based on what we believe purchasers of such speculative issues would be willing to pay for the shares of our company and does not necessarily bear any material relationship to book value, par value, or any other established criterion of value. As a result, it may be difficult for you to resell your shares at or above the offering price. You may also lose your entire investment if the price of the shares being sold is too high.

You may not be able to resell any shares you purchased in this offering.

There has been an extremely limited trading market for our common stock to date. There is no assurance that a significant trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

The shares, if all are sold, being offered in this prospectus (excluding the shares held by the selling stock holder) represent approximately 23.6% of our total issued and outstanding shares on a fully-diluted basis. Present shareholders acquired their shares of common stock at prices substantially below the offering price, upon completion of the Offering, there will be an immediate substantial dilution to subscribers in the book value of each common share, and the present management will realize an immediate increase thereon (See “Dilution”). We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue additional shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants under our future stock option plans, all of which may further dilute our net tangible book value. The dilution of our shares could lower the price a willing buyer would pay for our shares based on the fact our net asset value per share and/or our earnings ratio per share would be reduced.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

The 64,628,622 shares of common stock presently issued and outstanding as of the date hereof are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act.  Rule 144 provides, in essence, that a person holding restricted securities for a period of six months may sell those securities. However, as we were a former shell company, Rule 144 is not available until October 2017. With respect to affiliates, Rule 144 provides, in essence, that an affiliate  holding restricted securities for a period of six months may sell those securities in unsolicited brokerage transactions or in transactions with a registered broker dealer, in an amount equal to one percent of our outstanding common stock every three months. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 there under. Any sales may have a depressive effect on the market price of our securities in any market which may develop for such shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

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We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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MARKET AND OTHER DATA

The industry and market data contained in this prospectus are based on independent industry publications, reports by market research firms or other published independent sources and, in each case, are believed by us to be reliable and accurate. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, consumption patterns and customer preferences can and do change. The industry and market data sources upon which we relied are publicly available and were not prepared for our benefit or paid for by us.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this prospectus that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition;

•	General economic conditions;

•	Changes in regulations;

•	Whether the market for healthcare services continues to grow, and, if it does, the pace at which it may grow; and

•	Our ability to compete against large competitors in a rapidly changing market.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements. Our Plan of Operation should be read in conjunction with our financial statements included herein.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. If all of the shares of common stock contained in this offering are sold, we will raise gross proceeds of $20,000,000. The following table sets forth the uses of proceeds assuming sales less than the maximum securities offered for sale by the Company. Each individual use of proceeds is disclosed in the order of priority in which any such proceeds will be used. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will be successful in our efforts.

Amounts Raised as a Percentage of Total Offering

	100%	75%	50%	25%	10%	3%
Gross Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000	$2,000,000	$600,000
Registration Costs	$50,000	$50,000	$50,000	$50,000	$50,000	$50,000
Net Proceeds	$19,950,000	$14,950,000	$9,950,000	$4,950,000	$1,950,000	$550,000
Use of Proceeds

Mergers and Acquisitions	$12,000,000	$10,000,000	$6,000,000	$2,000,000	0	0
Laboratory & Clinical Trials	$4,000,000	$3,000,000	$2,000,000	$1,000,000	0	0
General & Administrative Expenses	$2,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	100,000
Working Capital	$1,950,000	$950,000	$950,000	$950,000	$950,000	$450,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. No proceeds from this offering will be used to repay the founders of the Company for their investments in the Company. We anticipate that we will require a minimum funding of approximately $2,000,000 for a minimum period of one year including costs associated with this offering and maintaining a reporting status with the SEC. If adequate funds are not raised, we expect that our founders will invest further or loan money to the Company, although there are no such contractual commitments. If we sell less than $5,000,000 (25% of the offering) in securities, we will utilize the proceeds in our operations but we will not be able to implement our business plan to any meaningful extent rendering your investment worthless.

The effectiveness of the registration with respect to the shares of common stock offered by this prospectus that are being registered for the account of the selling stockholders named in this prospectus, we will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders. We will pay all of the expenses incident to the registration of the shares pursuant to this prospectus except for sales commissions and other expenses of selling stockholders named herein.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

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Investors who purchase our common stock will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of March 31, 2017, we had a net tangible book value of $3,095,421 or approximately $0.05 per share of common stock.

Dilution in net tangible book value per share represents the difference between the assumed offering price per share of common stock of $1.00 and the pro forma as adjusted net tangible book value per share of common stock immediately after the sale of the 20,000,000 shares of common stock being registered for resale in accordance with this Offering. Therefore, after giving effect to our assumed receipt of $20,000,000 in estimated net proceeds from the issuance of 20,000,000 shares of common stock under this Offering and registered in this offering (assuming a purchase price of $1.00 per share, 100% of the closing price of the common stock and assuming such sale was made on March 31, 2017, and after deducting estimated offering commissions and expenses payable by us), our pro forma as adjusted net tangible book value as of March 31, 2017 would have been $23,095,421, or $0.27 per share . This would represent an immediate increase in the net tangible book value of $0.22 per share to existing shareholders attributable to this offering. The following table illustrates this per share dilution to new investors:

Assumed offering price per share of common stock		$1.00
Net tangible book value per share as of March 31, 2017	$0.05
Increase in as adjusted net tangible book value per share attributable to the sale of shares under the Purchase Agreement	$0.22
Pro forma net tangible book value per share after the sale of shares under the Purchase Agreement		$0.27
Dilution per share to new investors		$0.73

To the extent that we sell more or less than $20,000,000 worth of shares under this Offering, or to the extent that some or all sales are made at prices lower than or in excess of the assumed price per share of $1.00, then the dilution reflected in the table above will differ. The above table is based on 64,628,622 shares of our common stock outstanding as of the date of this Prospectus adjusted for the assumed sale of 20,000,000 shares of common stock for gross proceeds of $20,000,000 (at the assumed purchase price described above and after deducting estimated offering commissions and expenses payable by us). Assuming no adjustments in the offering price per share of common stock of $1.00, new investors will be diluted by $0.77 per share, $0.83 per share, and $0.88 per share in the event 75%, 50%, or 25% of the offering is sold, respectively. In the event we only sell 3% of our offering, resulting in gross proceeds of $600,000, new shareholders will be diluted by $0.94 per share.

To the extent that we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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TERMS OF THE OFFERING

We have 64,628,622 shares of common stock issued and outstanding as of the date of this prospectus of which 1,090,500 of the shares will be registered on behalf of selling stockholders. The Company is registering an additional 20,000,000 shares of its common stock for sale at the price of $1.00 per share for direct placement by the Company, i.e., without the use of a broker-dealer or other third-party statutory underwriter. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our executive officers will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our executive officers are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Jin and Ms. Li will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jin and Ms. Li are not, nor have been within the past 12 months, a broker or dealer, and they are not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jin and Ms. Li will continue to primarily perform substantial duties for our company or on its behalf otherwise than in connection with transactions in securities. Mr. Jin and Ms. Li will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 20,000,000 shares being offered. The price per share is fixed at $1.00 for the duration of this offering. Our stock is quoted on OTCQB under the symbol “AVCO.” On June 29, 2017, the last reported sale price of shares of our common stock on the OTCQB Marketplace was $0.51.

The Company’s shares may be sold to purchasers directly by and subject to our discretion. Further, we will not offer its shares for sale through underwriters, dealers, agents, or anyone who may receive compensation in the form of underwriting discounts, concessions, or commissions from our company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by our company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

Our management has a substantial network of individuals and financial institutions that they have developed over the course of their many decades of participation in the healthcare industry. Many of these people are currently aware of the business operations of our company and we intend to contact our network individually to make them aware of the effectiveness of this registration statement. In addition, the public at large is and will become familiar with our operational business activities in the healthcare industry through business relationships. These relationships and word-of-mouth will be relied upon to attract interest in the offering. Accordingly, we expect to be solicited by prospective investors to participate in the offering. The shares will not be offered through any media or through investment meetings. Our officers and directors will personally contact potential investors. The only means of communication will be verbal, by telephone or personal contact.  The only documents to be delivered in connection with the offering will be this prospectus and a subscription agreement. No communications or prospectus will be delivered prior to the effective date of our registration statement.

In order to comply with the applicable securities laws of certain States, the securities will be offered or sold in those States only if they have been registered or qualified for sale or if an exemption from such registration or qualification requirement is available and with which the Company has complied.

In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will pay all expenses incidental to the registration of the shares, which we expect to be approximately $50,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180) days. The offering shall terminate on the earlier of (i) the date when the sale of all 20,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 20,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 181st day after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•	execute and deliver a subscription agreement; and
•	deliver a check, certified funds or wire to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Avalon GloboCare Corp.” We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscriptions are irrevocable, even if you subsequently learn information about us that you consider to be materially unfavorable.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors,” “Forward-Looking Statements,” and in other parts of this prospectus.

Overview

Avalon GloboCare is dedicated to integrating and managing global healthcare services and resources, as well as empowering high-impact biomedical innovations and technologies to accelerate their clinical applications. Operating through two major platforms, namely “Avalon Cell”, and “Avalon Rehab”, our “Technology + Service” ecosystem covers the areas of regenerative medicine, cell-based immunotherapy, exosome technology, telemedicine with medical second opinion/referral services, as well as fertility and rehabilitation medicine. We plan to integrate these services through joint ventures and accretive acquisitions that bring shareholder value both in the short term, through operational entities as part of Avalon Rehab, and long term, through biomedical innovation development as part of Avalon Cell.

We currently produce revenue through related party strategic relationships in the Peoples Republic of China (“China”) that provide consultative services in advanced areas of immunotherapy and second opinion/referral services. Our services include research studies; executive education; daily online executive briefings; tailored expert advisory services; and consulting and management services. We typically charge an annual fee. Through our services we attempt to focus our clients on important problems by providing an analysis of the evolving healthcare industry and the methods prevalent in the industry to solve those problems through counsel, business planning and support.

The value of the Renminbi ("RMB"), the main currency used in China, fluctuates and is affected by, among other things, changes in China's political and economic conditions. The conversion of RMB into foreign currencies such as the U.S. dollar have generally been based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets.

Going Concern

We have a limited operating history and our continued growth is dependent upon the continuation of providing medical consulting services to our only three clients who are our related parties; hence generating revenues, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. We had an accumulated deficit of $53,369 at December 31, 2016. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2016 contained an explanatory paragraph regarding our ability to continue as a going concern based upon cash used in operating activities and the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These factors, among others, raised substantial doubt about our ability to continue as a going concern. Our financial statements appearing elsewhere in this report do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to generate significant revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Our ability to continue as a going concern is dependent upon our ability to carry out our business plan, achieve profitable operations, obtain additional working capital funds from our significant shareholders, and or through debt and equity financings. However, there can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if any.

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The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes and the valuation of equity transactions.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

Revenue Recognition

We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

We provide medical related consulting services to our clients. We are paid fees for our services by our clients under written consulting agreements. Each contract calls for a fixed payment in a fixed period of time. We recognize revenue by providing medical related consulting services under written service contracts with our customers. Revenue related to our service offerings is recognized as the services are performed and amounts are earned, using the straight-line method over the term of the related services agreement. Prepayments, if any, received from customers prior to the services being performed are recorded as advance from customers. In these cases, when the services are performed, the amount recorded as advance from customers is recognized as revenue.

Income Taxes

We are governed by the income tax laws of China and the United States. Income taxes are accounted for pursuant to ASC 740 “Accounting for Income Taxes,” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxes is based on the results for the period as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is changed to equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and we intend to settle its current tax assets and liabilities on a net basis.

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Stock-based Compensation

Stock based compensation is accounted for based on the requirements of the Share-Based Payment topic of Accounting Standards Codification (“ASC”) 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award. The Accounting Standards Codification also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the period of services or the vesting period, whichever is applicable. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

Recent Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. We are currently evaluating the impact it may have on our consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our consolidated financial condition, results of operations, cash flows or disclosures.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the Three Months Ended March 31, 2017 and 2016

Revenue

We generated revenue commencing on July 2016. For the three months ended March 31, 2017, we had revenues from related parties of $66,286. We did not generate any revenue for the three months ended March 31, 2016.

Cost of Revenue

Cost of revenue includes the cost of internal labor and related benefits, travel expenses related to consulting services, subcontractor costs, other related consulting costs, and other overhead costs. Subcontractor costs were costs related to consulting services incurred by our subcontractor, such as medical professional’s compensation and travel costs.

For the three months ended March 31, 2017, cost of revenues was $99,581. Since we started generating revenue during the third quarter of 2016, we had neither revenue nor cost of revenue in the three months ended March 31, 2016.

Gross Loss and Gross Margin

Our gross loss was $33,295 for the three months ended March 31, 2017, representing gross margin of (50.2)%. The negative gross margin for the three months ended March 31, 2017 primarily resulted from low revenue and the allocation of fixed costs, mainly consisting of internal labor and related benefits, to cost of the low level of revenue.

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Operating Expenses

For the three months ended March 31, 2017 and 2016, operating expenses consisted of the following:

	Three Months Ended March 31,
	2017	2016
Selling expense	$8,711	$-
Compensation and related benefits	182,927	-
Professional fees	207,218	36,075
Rent	36,428	-
Other general and administrative	24,304	23,404
	$459,588	$59,479

•	Our selling expense consisted of salaries of sales personnel and travel and entertainment costs incurred by our sales department. During the three months ended March 31, 2017, we hired a sales representative to enhance our visibility and to market our services in order to generate orders for our consulting services. Selling expense totaled $8,711 for the three months ended March 31, 2017, while, we did not incur any selling expense during the three months ended March 31, 2016. Selling expense as a percentage of revenue for the three months ended March 31, 2017 was 13.1%.

•	Our compensation and related benefits amounted to $182,927 for the three months ended March 31, 2017, while, we did not incur any compensation and related benefits during the three months ended March 31, 2016.

•	Professional fees primarily consisted of accounting fees, legal service fees, consulting fees, investor relations service charges and other fees incurred for service related to becoming and being a public company. For the three months ended March 31, 2017 and 2016, professional fees amounted to $207,218 and $36,075, respectively, an increase of $171,143 or 474.4%. The increase was mainly attributable to an increase in accounting fees of approximately $14,000 incurred for services performed by our financial consultant, an increase in audit fees incurred of approximately $90,000, an increase in legal services fees of approximately $50,000, and an increase in other miscellaneous items of approximately $17,000 resulting from our business expansion. We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, and costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

•	Rent expense totaled $36,428 for the three months ended March 31, 2017. We did not incur any rent expense since we did not rent any office space during the three months ended March 31, 2016.

•	Other general and administrative expenses mainly consisted of travel and entertainment, office supplies, miscellaneous taxes, bank service charge and other miscellaneous items. Other general and administrative expenses remained roughly consistent for the three months ended March 31, 2017 as compared to the three months ended March 31, 2016.

Loss from Operations

As a result of the foregoing, for the three months ended March 31, 2017, loss from operations amounted to $492,883, as compared to loss from operations of $59,479 for the three months ended March 31, 2016, a change of $433,404, or 728.7%.

Other Income (Expense)

Other income (expense) includes interest income from bank deposits and foreign currency transaction loss. Other expense, net, totaled $56,450 for the three months ended March 31, 2017, as compared to other income, net, of $8 for the three months ended March 31, 2016, a change of $56,458, which was mainly attributable to an increase in foreign currency transaction loss of approximately $57,200, offset by an increase in interest income of approximately $800.

Income Taxes

We did not have any income taxes expense for the three months ended March 31, 2017 and 2016 since we incurred losses in the periods.

Net Loss

As a result of the factors described above, our net loss was $549,333, or $(0.009) per share (basic and diluted), for the three months ended March 31, 2017. Our net loss was $59,471, or $(0.001) per share (basic and diluted), for the three months ended March 31, 2016.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency of our parent company and our wholly-owned U.S. subsidiary, Avalon Healthcare System Inc., Avalon RT 9 Properties, LLC, and Avalon (BVI) Ltd., is the U.S. dollar and the functional currency of our wholly-owned PRC subsidiary, Avalon (Shanghai) Healthcare Technology Co., Ltd. which is incorporated in China, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiary whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange (for the period) for revenue, costs, and expenses and cash flows, and at historical exchange rates for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $39,771 and $0 for the three months ended March 31, 2017 and 2016, respectively. This non-cash loss had the effect of increasing our reported comprehensive loss.

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Comprehensive Loss

As a result of our foreign currency translation adjustment, we had comprehensive loss for the three months ended March 31, 2017 of $589,104, compared to comprehensive loss of $59,471 for the three months ended March 31, 2016.

Comparison of Results of Operations for the Year Ended December 31, 2016 and for the Period from May 18, 2015 (Date of Inception) through December 31, 2015

Revenue

We generated revenue commencing on July 2016. For the year ended December 31, 2016, we had revenues from related parties of $616,446. We did not generate any revenue for the period from May 18, 2015 (date of inception) through December 31, 2015.

Cost of Revenue

Cost of revenue includes the cost of internal labor and related benefits, travel expenses related to consulting services, subcontractor costs, other related consulting costs, and other overhead costs. Subcontractor costs were costs related to consulting services incurred by our subcontractor, such as medical professional’s compensation and travel costs.

For the year ended December 31, 2016, cost of revenues was $73,066. Since we started generating revenue during the third quarter of 2016, we had neither revenue nor cost of revenue in the period from May 18, 2015 (date of inception) through December 31, 2015.

Gross Profit and Gross Margin

Our gross profit was $543,380 for the year ended December 31, 2016, representing gross margin of 88.1%.

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Operating Expenses

For the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015, operating expenses consisted of the following:

	For the Year Ended December 31, 2016	For the Period from May 18, 2015 (Date of Inception) through December 31, 2015
Selling expense	$6,894	$-
Professional fees	395,780	83,900
Other general and administrative	63,773	18,480
	$466,447	$102,380

•

Our selling expense consisted of salaries of sales personnel and travel and entertainment costs incurred by our sales department. In fiscal 2016, we hired a sales representative to enhance our visibility and to market our services in order to generate orders for our consulting services. Selling expense totaled $6,894 for the year ended December 31, 2016, while, we did not incur any selling expense during the period from May 18, 2015 (date of inception) through December 31, 2015. Selling expense as a percentage of revenue for the year ended December 31, 2016 was 1.1%.

•	Professional fees primarily consisted of accounting fees, legal service fees, consulting fees, investor relations service charges and other fees incurred for service related to becoming and being a public company. For the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015, professional fees amounted to $395,780 and $83,900, respectively, an increase of $311,880 or 371.7%. The increase was mainly attributable to an increase in accounting fees of approximately $16,000 incurred for services performed by our financial consultant, an increase in audit fees incurred of approximately $87,000, an increase in investor relations service charges of approximately $127,000, an increase in legal services fees of approximately $96,000, and an increase in other miscellaneous items of approximately $26,000 resulting from our business expansion, offset by a decrease in due diligence service fees of approximately $40,000. We expect professional fees to increase as we incur significant costs associated with our public company reporting requirements, and costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

•	Other general and administrative expenses mainly consisted of compensation and related benefits, travel and entertainment, office supplies, rent, OTC markets application and listing fee, bank service charge and other miscellaneous items. Other general and administrative expenses totaled $63,773 for the year ended December 31, 2016, as compared to $18,480 for the period from May 18, 2015 (date of inception) through December 31, 2015, an increase of $45,293, or 245.1%. The increase was primarily attributable to an increase in compensation and related benefits of approximately $10,000, an increase in travel and entertainment of approximately $15,000, an increase in OTC markets application and listing fee of approximately $4,000, an increase in office rent of approximately $2,000, and an increase in other miscellaneous items of approximately $14,000, resulting from our business expansion.

Income (Loss) from Operations

As a result of the foregoing, for the year ended December 31, 2016, income from operations amounted to $76,933, as compared to loss from operations of $(102,380) for the period from May 18, 2015 (date of inception) through December 31, 2015.

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Other Income

Other income includes interest income from bank deposits, which amounted to $575 and $8, for the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015, respectively.

Income Taxes

Income taxes expense was $21,927 for the year ended December 31, 2016, which was attributable to the taxable income generated by our China operating entity. We did not have any income taxes expense for the period from May 18, 2015 (date of inception) through December 31, 2015 since we incurred a loss in the period.

Net Income (Loss)

As a result of the factors described above, our net income was $55,581, or $0.001 per share (basic and diluted), for the year ended December 31, 2016. Our net loss was $102,372, or $(0.002) per share (basic and diluted), for the period from May 18, 2015 (date of inception) through December 31, 2015.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency of our parent company and our wholly-owned U.S. subsidiary, Avalon Healthcare System Inc. is the U.S. dollar and the functional currency of our wholly-owned Chinese subsidiary, Avalon (Shanghai) Healthcare Technology Co., Ltd. which is incorporated in China, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiary whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenue, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $94,568 and $0 for the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015, respectively. This non-cash loss had the effect of increasing our reported comprehensive loss.

Comprehensive Loss

As a result of our foreign currency translation adjustment, we had comprehensive loss for the year ended December 31, 2016 of $38,987, compared to comprehensive loss of $102,372 for the period from May 18, 2015 (date of inception) through December 31, 2015.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At March 31, 2017 and December 31, 2016, we had cash balance of approximately $5,431,000 and $2,886,000, respectively. These funds are kept in financial institutions located as follows:

Country:	March 31, 2017		December 31, 2016
United States	$5,120,347	94.3%	$360,559	12.5%
China	310,881	5.7%	2,525,630	87.5%
Total cash	$5,431,228	100.0%	$2,886,189	100.0%

Under applicable PRC regulations, foreign invested enterprises, or FIEs, in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

In addition, a portion of our businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of our PRC subsidiary to transfer its net assets to the Parent Company through loans, advances or cash dividends.

The current PRC Enterprise Income Tax (“EIT”) Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises' shareholder has a tax treaty with China that provides for a different withholding arrangement.

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The following table sets forth a summary of changes in our working capital from December 31, 2016 to March 31, 2017:

			December 31, 2016 to March 31, 2017
	March 31, 2017	December 31, 2016	Change	Percentage Change
Working capital:
Total current assets	$6,251,109	$3,706,213	$2,544,896	68.7%
Total current liabilities	3,179,864	160,317	3,019,547	1,883.5%
Working capital:	$3,071,245	$3,545,896	$(474,651)	(13.4)%

Our working capital decreased by $475,000 to $3,071,000 at March 31, 2017 from $3,546,000 at December 31, 2016. The decrease in working capital was primarily attributable to an increase in refundable deposit of $3,000,000 related to our March 2017 Subscription Agreement (see note 9 – Common shares issued for Share Subscription Agreement), offset by a significant increase in cash of $2,545,000 mainly resulting from the cash received as earnest money from DOING in connection with the Share Subscription Agreement.

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Cash Flows for the Three Months Ended March 31, 2017 Compared to the Three Months Ended March 31, 2016

The following summarizes the key components of our cash flows for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
	2017	2016
Net cash used in operating activities	$(412,814)	$(71,309)
Net cash used in investing activities	(2,000)	-
Net cash provided by financing activities	3,000,000	150,000
Effect of exchange rate on cash	(40,147)	-
Net increase in cash	$2,545,039	$78,691

Net cash flow used in operating activities for the three months ended March 31, 2017 was $413,000, which primarily reflected our net loss of $549,000, and the changes in operating assets and liabilities primarily consisting of an increase in security deposit of $24,000, and a decrease in income taxes payable of $21,000, offset by an increase in accounts payable and accrued liabilities of $29,000, and an increase in accounts payable and accrued liabilities – related parties of $16,000, and the add-back of non-cash items mainly consisting of stock-based compensation of $138,000.

Net cash flow used in operating activities for the three months ended March 31, 2016 reflected our net loss of approximately $59,000, and the changes in operating assets and liabilities consisting of a decrease in accounts payable and accrued liabilities of approximately $10,000, and a decrease in accounts payable and accrued liabilities – related parties of approximately $2,000.

Net cash flow used in investing activities reflects the prepayment made for acquisition of real property of $2,000. We did not incur any investing activity during the three months ended March 31, 2016.

Net cash flow provided by financing activities was $3,000,000 for the three months ended March 31, 2017. During the three months ended March 31, 2017, we received $3,000,000 proceeds of refundable deposit as earnest money in connection with the Share Subscription Agreement related to the 3,000,000 common stock issued to the March 2017 Accredited Investor who is an entrusted party that holds the shares on behalf of DOING. Net cash flow provided by financing activities was $150,000 for the three months ended March 31, 2016. During the three months ended March 31, 2016, we received advance from related parties of $9,000 and received AHS’s founders’ contribution of $141,000, in funding our operations.

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Our capital requirements for the next twelve months primarily relate to purchasing certain real property located in the Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9, Freehold, NJ 07798. In addition, we expect to use cash to pay salaries and fees related to third parties’ professional services. All funds received have been expended in the furtherance of growing the business. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	Purchase price of $7.6 million to be paid for the property located in Township of Freehold, County of Monmouth, State of New Jersey;

•	An increase in working capital requirements to finance our current business;

•	The use of capital for mergers, acquisitions and the development of business opportunities;

•	Addition of administrative and sales personnel as the business grows; and

•	The cost of being a public company.

Our revenue generating operations are mainly as follows:

i)	Service contract-based healthcare consulting and advisory services; such services are conducted and provided via our US operation (AVCO) and our wholly owned subsidiary in China, namely Avalon (Shanghai) Healthcare Technology Co. Ltd.);

ii)	Rental income from tenants residing at our worldwide headquarters in Freehold managed by our wholly owned subsidiary Avalon RT 9 Properties, LLC;

iii)	In the future, we also anticipate revenues from our two major platforms (Avalon Cell and Avalon Rehab). We expect revenue generated from the Avalon Cell platform will be mainly derived from exosome-based product commercialization via our strategic partnership/joint venture being established in the US. We expect revenue generated from the Avalon Rehab platform will be mainly derived from (not limited to) our rehabilitation programs within the Ludaopei Hospital network.

We will need to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will be insufficient to satisfy our cash requirements under our present operating expectations. Other than funds received from the sale of our equity, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations and grow our company. We will need to raise significant additional capital to fund our operations and to provide working capital for our ongoing operations and obligations. Therefore, our future operation is dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will be required to cease our operations. To date, we have not considered this alternative, nor do we view it as a likely occurrence.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of March 31, 2017, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

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	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Capital market consulting service contract	$78,000	$78,000	$—	$—	$—
Financial consulting service contract	32,000	32,000	—	—	—
Office leases commitment	194,724	114,413	80,311	—	—
Office lease commitment – related party	7,000	7,000	—	—	—
Real property purchase agreement	7,600,000	7,600,000	—	—	—
Total	$7,911,724	$7,831,413	$80,311	$—	$—

Off-balance Sheet Arrangements

We presently do not have off-balance sheet arrangements.

Foreign Currency Exchange Rate Risk

Our primary operations are in China. Thus, most of our revenue and operating results may be impacted by exchange rate fluctuations between RMB and US dollars. For the three months ended March 31, 2017 and 2016, we had unrealized foreign currency translation loss of approximately $40,000 and $0, respectively, because of changes in the exchange rate.

Inflation

The effect of inflation on our revenue and operating results was not significant.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Previous independent registered public accounting firm

On October 20, 2016 (the “Dismissal Date”), we advised Weinberg & Baer LLC (the “Former Auditor”) that it was dismissed as our independent registered public accounting firm. The decision to dismiss the Former Auditor as our independent registered public accounting firm was approved by our Board of Directors.

During the years ended December 31, 2015 and 2014 and through the Dismissal Date, we have not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

Except as set forth below, during the years ended December 31, 2015 and 2014 and through the Dismissal Date, the reports of the Former Auditor on our financial statements did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except that the report contained a paragraph stating there was substantial doubt about our ability to continue as a going concern.

New independent registered public accounting firm

On October 20, 2016 (the “Engagement Date”), we engaged RBSM LLP (“New Auditor”) as its independent registered public accounting firm for our fiscal year ended December 31, 2016. The decision to engage the New Auditor as our independent registered public accounting firm was approved by our Board of Directors.

During the two most recent fiscal years and through the Engagement Date, we have not consulted with the New Auditor regarding either:

1.	application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

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BUSINESS AND PROPERTIES

General

Unless the context otherwise requires, in this report, the terms “Avalon GloboCare” or “Company”, "we", or "our", or “Avalon” refers to, a Avalon GloboCare Corp. (f/k/a Global Technologies Corp.) a Delaware corporation. Avalon GloboCare’s principal office is located at 83 South Street, Suite 101, Freehold, New Jersey 07728. The Company's telephone number is (917) 930-8118. Avalon GloboCare reports its operations using a calendar year ending December 31 and the operations reported are presented on a consolidated basis.

The Company files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, registration statements and other items with the Securities and Exchange Commission (“SEC”). Avalon GloboCare provides access free of charge to all of these SEC filings, as soon as reasonably practicable after filing, on its internet site located at www.avalon-globocare.com. In this report on Form 10-K, the language “this fiscal year" or "current fiscal year” refers to the 12-month period ended December 31, 2016.

In addition, the public may read and copy any materials Avalon files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site ( www.sec.gov ) that contains reports, proxy and information statements regarding issuers, like Avalon GloboCare, that file electronically with the SEC.

Business Development

Avalon was incorporated under the laws of the State of Delaware on July 28, 2014. On October 18, 2016, the Company changed its name to Avalon GloboCare Corp. and completed a reverse split of its shares of common stock at a ratio of 1:4.

Avalon GloboCare is a conglomerate which owns 100% of the capital stock of Avalon Heathcare Systems, Inc., a Delaware company (“AHS”) which it acquired on October 19, 2016. AHS was incorporated on May 18, 2015 under the laws of the State of Delaware. In addition, Avalon GloboCare, through AHS, owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“PRC” or “China”). Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers. On February 7, 2017, Avalon formed Avalon RT 9 Properties, LLC, a New Jersey limited liability company, and on January 23, 2017, Avalon incorporated Avalon (BVI) Ltd, a British Virgin Island company.

Our Markets

Avalon GloboCare is dedicated to integrating and managing global healthcare services and resources, as well as empowering high-impact biomedical innovations and technologies to accelerate their clinical applications. Operating through two major platforms, namely “Avalon Cell”,” and “Avalon Rehab”, our “Technology + Service” ecosystem covers the areas of regenerative medicine, cell-based immunotherapy, exosome technology, and rehabilitation medicine. We plan to integrate these services through joint ventures and accretive acquisitions that bring shareholder value both in the short term, through operational entities as part of Avalon Rehab and long term, through biomedical innovation development as part of Avalon Cell. We intend to develop these services both in the USA and China through Joint Ventures and acquisitions.

Sales and Marketing

We seek to develop new business through relationships driven by our senior management, which have extensive contacts throughout the healthcare system. Our senior management will be seeking opportunities for joint ventures, strategic relationships and acquisitions in consulting, biomedical innovations, and rehabilitation centers. Our Chairman and CEO have significant relationships in China and the USA which will be leveraged to generate revenue in China through related parties and Joint Ventures and in the USA through Joint Ventures and acquisitions.

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Services

We currently produce revenue through related party strategic relationships through Avalon Shanghai that provide consultative services in advanced areas of immunotherapy and second opinion/referral services. Our services include research studies; executive education; daily online executive briefings; tailored expert advisory services; and consulting and management services. We typically charge an annual fee. Through our services we attempt to focus our clients on important problems by providing an analysis of the evolving healthcare industry and the methods prevalent in the industry to solve those problems through counsel, business planning and support. We plan to expand our business services throughout the United States via our two major “Technology + Service” platforms, “Avalon Cell”, and “Avalon Rehab”.

Revenue Model

We currently generate revenue through rent from commercial tenants that have leased space in our Corporate Headquarters in Freehold, New Jersey and through related party relationships in China. The revenue generated from the commercial tenants in its Freehold, New Jersey headquarters is facilitated through a management agreement with Steven Sukel, a director of our company based in the USA. The revenue generated from its related parties in China are managed through its employees residing in China and through contactors that are retained as needed. hWe have several service and consulting contracts with related parties in China. These related parties primarily have relationships with our Chairman and CEO. There are three such major revenue generating sources in China.

•	Nanshan Memorial Stem Cell Biotechnology Co., Ltd. ( “NMSCB”), which is a related party to our Chairman. We have been outsourced by NMSCB to provide consulting and advisory services to enhance their business and international status. According to our service contract with NMSCB, we will continue to provide such consulting and advisory services to NMSCB to further enhance the business operation as well as the international status of their Wuhan Biolake Stem Cell Bank.

•	Hebei Yanda Ludaopei Hospital Co., Ltd. (“HYLH”), which is a related party to the Chairman. We have been outsourced by HYLH to provide consulting and advisory services to develop and facilitate several events and programs for the Hebei Yanda Ludaopei Hospital. According to our service contract with HYLH, we will continue to provide such consulting and advisory services to HYLH to facilitate their clinical programs in telemedicine and rehabilitation, as well as international academic/clinical collaborations, training, and knowledge exchange.

•	Daopei Investment Management (Shanghai) Co., Ltd. (herein referred to as “DIMS”), which is a related party to the Chairman. We have been outsourced by DIMS to provide consulting and advisory services to enhance their “Ludaopei” branding via network partnership, as well as to develop long-range integration of hematology/oncology programs with other hospitals in China. According to our service contract with LIMS, we will continue to provide such consulting and advisory services to LIMS to facilitate the “Ludaopei” brand expansion with respect to facilitating the operation and management of existing network Ludaopei Hematology-Oncology Centers, as well as to develop further qualified “Ludaopei” network partnership in China.

Strategic Partnerships

We are in negotiation in our areas of focus with respect to potential acquisitions and strategic partnerships. There is no guarantee that we will be able to successfully sign a definitive agreement, close or implement such business arrangement. We are currently in negotiation to form a strategic partnership in the U.S. with a leading research group in the area of Exosome technology, which are small extracellular vesicles that we believe may be used as a vehicle for drug delivery for the treatment of various diseases and biomarkers for early stage diagnosis.

Markets

The Company will focus on the following markets in developing its core business:

Platform “Avalon Cell”

Regarded as the future of medicine, cell-based therapeutics will replace pharmaceuticals as a more effective and functional modality in disease treatment. Avalon is actively engaging in this revolutionary trend and positioning to take a leading role in cell-based technology and therapeutics. The business model for our “Avalon Cell” platform is based on stringent criteria in selection and evaluation of candidate projects at different stages of their developmental cycle. We particularly focus on projects with strong intellectual property and distinctive innovation, translational, application-driven, as well as commercialization-ready. Our technology-based platform, “Avalon Cell”, comprises four programs:

•	Endothelial cell, namely therapeutics involving the cells that line blood vessels and regulate exchanges between the bloodstream and surrounding tissue. We intend to develop these programs with collaborative sites. We are presently in negotiation with an institution for the development of this project. We have verbal agreements for such collaboration, and are in the process of establishing formal arrangements. There is no guarantee that we will successfully be able to enter an agreement with such institution.;

•	Exosome technology, small extracellular vesicles that have great potential to be used as a vehicle for drug delivery for the treatment of various diseases and biomarkers for early stage diagnosis. We are in process of developing an agreement for collaborative sites at two locations in the USA focused on exosome-based diagnostics, therapeutics, bio-banking, as well as “Exosomics Big Data”, in the unmet areas of oral cancer, ovary cancer and liver fibrosis). We have verbal agreements for such collaboration, and are in the process of establishing formal arrangements. There is no guarantee that we will successfully be able to enter an agreement with such institutions;

•	Regenerative medicine; and

•	Cell-based immunotherapy (including cells such as NK, DC-CIK, CAR-T…etc).

Platform Rehab

A growing trend in China is in the sector of rehabilitation medicine. With our strong capability in integrating global technology and resources in physical medicine and rehabilitation, Avalon will position to take a leading role in this area through our “Avalon Rehab” platform: a turnkey, full suite of rehab services including PT, OT, robotic engineering, cybernectics, and clinical nutrition. Avalon will also engage in strategic partnership with our institutional clients, building the leading and most authoritative network of integrated physical medicine and rehabilitation, particularly for cancer rehab patients. Our initial flagship clinical bases for Avalon Rehab include Hebei Yanda Lu Daopei Hospital, Beijing Lu Daopei Hospital, and Beijing Daopei Hematology Hospital, all which we presently have a relationship at this time. We intend to develop collaborative relationships in the USA. We have verbal agreements for such collaboration, and are in the process of establishing formal arrangements. There is no guarantee that we will successfully be able to enter an agreement with such institutions. Focus will be on accretive acquisitions and joint venture strategic partnerships that are in revenue generating, cash flow positive positions to support biomedical innovation development while providing immediate shareholder value.

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Services

Our services are targeted at serving our clients and using our insights and deep expertise to produce tangible and significant results. Our services include research studies; executive education; daily online executive briefings; tailored expert advisory services; and consulting and management services. We typically charge an annual fee. Through our services we attempt to focus our clients on important problems by providing an analysis of the evolving healthcare industry and the methods prevalent in the industry to solve those problems. We target these solutions to the clients specific strategic challenges, operational issues, and management concerns. As part of this, we provide personnel support for each client that will provide counsel, business planning and support.

Annual Fee

We generally charge a fixed annual fee to be retained for our services which can vary depending on the work required.

Strategic Development

We intend to focus on three components. The initial component will be focused on acquiring and/or managing fixed assets including healthcare real estate as well as stem cell banks. In addition, we intend to pursue the acquisition and development of healthcare related technologies through acquisition, licensing or joint ventures. We will also consider a third avenue of investing in certain technologies.

Intellectual Property

We have not applied for or received patent protection in the US or any other country, and, as a result, there is a distinct risk that we will not be able to adequately protect our intellectual property rights in these countries. We own and control a variety of trade secrets, confidential information, trademarks, trade names, copyrights, and other intellectual property rights that, in the aggregate, are of material importance to our business. We consider our trademarks, service marks, and other intellectual property to be proprietary, and rely on a combination of copyright, trademark, trade secret, non-disclosure, and contractual safeguards to protect our intellectual property rights. We plan to license intellectual property rights in the USA. and China, in the form of an exclusive license in most instances. In some instances, where we develop the intellectual property, either directly or through a joint venture, it will be owned by us.

Competition

In our current consulting business in China, we compete with a number of advisory firm offering similar service including consulting and strategy firms; market research, data, benchmarking, and forecasting providers; technology vendors and services firms; health care information technology firms; technology advisory firms; outsourcing firms; and specialized providers of educational and training services. Other organizations, such as state and national trade associations, group purchasing organizations, non-profit think-tanks, and database companies, also may offer research, consulting, tools, and education services to health care and education organizations.

We believe that the principal competitive factors in our market include quality and timeliness of our services, strength and depth of relationships with our clients, ability to meet the changing needs of current and prospective clients, measurable returns on customer investment, and service and affordability.

As our business develops and we expand through joint ventures, acquisitions and strategic partnerships in the U.S and China, we will have competition with other direct service providers, emerging technologies and medical communication platforms. Avalon will seek to maintain a competitive advantage through intellectual property, superior quality management and cutting edge technology.

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Legal Proceedings

From time to time, we are subject to ordinary routine litigation incidental to our normal business operations. We are not currently a party to, and our property is not subject to, any material legal proceedings.

Properties

Our principal offices are located at 83 South Street, Suite 101, Freehold, New Jersey 07728, which includes general office space. We pay $1,000 per month in rent. Our lease will expire on October 31, 2017.

On December 22, 2016, we entered into an Agreement of Sale (the "Purchase Agreement") with Freehold Craig Road Partnership (“Seller”), a New Jersey partnership, to purchase certain real property located in the Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9, Freehold, NJ 07798 (the "Property"). All rights under the Purchase Agreement were assigned by us to Avalon RT9 Properties, LLC, the Company’s wholly owned subsidiary (“Avalon Properties”). Avalon Properties closed on the purchase of the Property on May 5, 2017. The purchase price including adjustments paid for the Property was $7.65 million in cash. The Seller also assigned all lease agreements for all tenants on the Property to Avalon Properties. This property was purchased to serve as our world-wide headquarters for all corporate administration and the operation of any joint ventures or partnerships. In addition, as our asset, this property will generate rental income through our wholly owned subsidiary, Avalon RT9 Properties, LLC. As new owner of the property, all leases, and related obligations have been assigned to our company.

We believe that our current office space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Employees

As of June 29, 2017, we employed four employees, three of which served as our executive officers. None of our employees are represented by a collective bargaining arrangement.

Government Regulation

The health care industry in China and U.S. is highly regulated and subject to changing political, legislative, regulatory, and other influences. Further, the healthcare industry is currently undergoing rapid change. We are uncertain how, when or in what context these new changes will be adopted or implemented. These new regulations could create unexpected liabilities for us, could cause us or our members to incur additional costs and could restrict our or our clients’ operations. Many of the laws are complex and their application to us, our clients, or the specific services and relationships we have with our members are not always clear. Our failure to anticipate accurately the application of these laws and regulations, or our other failure to comply, could create liability for us, result in adverse publicity, and otherwise negatively affect our business.

Despite efforts to develop its legal system over the past several decades, including but not limited to legislation dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, China continues to lack a comprehensive system of laws. Further, the laws that do exist in China are often vague, ambiguous and difficult to enforce, which could negatively affect our ability to do business in China and compete with other companies in our segments.

In September 2006, the Ministry of Commerce ("MOFCOM") promulgated the Regulations on Foreign Investors' Mergers and Acquisitions of Domestic Enterprises (“M&A Regulations”) in an effort to better regulate foreign investment in China. The M&A Regulations were adopted in part as a needed codification of certain joint venture formation and operating practices, and also in response to the government's increasing concern about protecting domestic companies in perceived key industries and those associated with national security, as well as the outflow of well-known trademarks, including traditional Chinese brands.

As a U.S. based company doing business in China, we seek to comply with all Chinese laws, rules and regulations and pronouncements, and endeavor to obtain all necessary approvals from applicable Chinese regulatory agencies such as the MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange ("SAFE").

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive a significant portion of our revenues in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedural requirements. But approval from or registration with appropriate government authorities is required where Renminbi are to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Further, investors located in China, may not be able to participate in this offering in the event China restricts the conversion of Renminbi into foreign currencies or the remittance of the investment out of China

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

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Company History

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”). Considering that, following the acquisition, we effectively succeeded our otherwise minimal operations to those that are theirs, AHS is considered the accounting acquirer in this reverse-acquisition transaction. Further, on September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of our company, for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of our company. AHS subsequently assigned the Control Shares to its three founders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares.  A reverse-acquisition transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of AHS securities for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse acquisition transaction. AHS is the surviving and continuing entities and the historical financials following the reverse acquisition transaction will be those of AHS.  We were a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately prior to our acquisition of AHS pursuant to the terms of the Share Exchange Agreement.  As a result of such acquisition, our operations now are focused on providing outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the Peoples Republic of China. We are also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of China. Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers. Consequently, we believe that acquisition has caused us to cease to be a shell company as we no longer have nominal operations.

On September 29, 2016, effective October 18, 2016, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate”) with the State of Delaware to (i) effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 4 (the “Reverse Stock Split”) and (ii) effectuate a name change ("Name Change"). Fractional shares that resulted from the Reverse Stock Split will be rounded up to the next highest number. As a result of the Name Change, the Company's name changed from "Global Technologies Corp." to "Avalon GloboCare Corp.". The Certificate was approved by the majority of the Company's shareholders and by the Board of Directors of the Company. The effective date of the Reverse Stock Split and the Name Change was October 18, 2016.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split and the Name Change were implemented by FINRA on October 18, 2016. Our symbol on the OTCQB was GTHCD for 20 business days from October 18, 2016 (the “Notification Period”). Following the Notification Period, our symbol was changed to “AVCO”. Our new CUSIP number is 05344R 104.

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MARKET FOR OUR COMMON STOCK AND OTHER RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is traded on OTC Markets on the OTCQB under the stock symbol “AVCO”. Prior to October 18, 2016, the stock symbol was GTHC. The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCQB for the last fiscal year commencing February 22, 2016 (the were no bid or ask prices prior to February 22, 2016). The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	Year Ended December 31, 2016
	High	Low
First Quarter	$0.16	$0.16
Second Quarter	$0.16	$0.04
Third Quarter	$0.04	$0.04
Fourth Quarter	$3.00	$0.04

	Year Ended December 31, 2017
	High	Low
First Quarter	$5.00	$1.00
Second Quarter	$1.49	$0.51

As of June 29, 2017, there were approximately 65 holders of record of our common stock, and 64,628,622 shares outstanding.

Dividends

We have never declared or paid any cash or stock dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have an equity compensation plan.

Recent Sales of Unregistered Securities

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”). Further, on September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of our company, for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of our company. AHS subsequently assigned the Control Shares to its three founders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares.

On October 19, 2016, we issued 1,056,122 shares of common stock to a third party for legal services rendered.

On October 19, 2016, pursuant to a consulting service agreement, the Company issued 1,552,500 shares of its common stock to a third party for consulting services rendered in the areas of capital markets advisory.

We entered into and closed Subscription Agreements with several accredited investors (the "December 2016 Accredited Investors") pursuant to which the December 2016 Accredited Investors purchased an aggregate of 7,270,000 shares of the Company’s common stock (the “2016 Subscription Shares”) for an aggregate purchase price of $3,635,000. The closing occurred on December 19, 2016.

On February 21, 2017, Ms. Ingariola and the Company entered into an Executive Retention Agreement effective February 9, 2017 pursuant to which Ms. Ingariola agreed to serve as Chief Financial Officer. As partial compensation, the Company granted Ms. Ingariola a Stock Option to acquire 2,000,000 shares of common stock at an exercise price of $0.50 per share for a period of ten years. The Stock Options vest in 36 equal tranches commencing on the grant date.

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DOING Biomedical Technology Co., Ltd. (“DOING”) and Avalon discussed DOING potentially investing in Avalon. However, prior to such investment DOING needed to obtain the required approvals from the government, which is a timely and costly process. In lieu of acquiring shares directly from Avalon, DOING agreed to fund the purchase of shares of common stock of Avalon on behalf of an accredited investor (the "March 2017 Accredited Investor"), which is permitted under Chinese law.

Accordingly,. we entered into and closed a Subscription Agreement with the March 2017 Accredited Investor pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”). The closing occurred on March 3, 2017.

Avalon Shanghai, DOING, the March 2017 Accredited Investor and our company entered into a Share Subscription Agreement whereby the parties acknowledged, among other things, that DOING agreed to transfer the Purchase Price to Avalon Shanghai on behalf of the March 2017 Investor and the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the acquisition of the March 2017 Shares with the Beijing Commerce Commission (“BCC”).

The BCC is responsible for guiding foreign investment, trade and technology transfer in China. DOING is required to obtain an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC in order to acquire the March 2017 Shares.

If DOING fails to complete the registration and acquire the Investment Certificate within one year of the closing then Avalon Shanghai shall transfer $3,000,000 with interest of 20% to DOING upon the request of DOING (the “BCC Repayment Obligation”). As of the date hereof, the Company is obligated to DOING in the principal amount of $3,000,000. The BCC Repayment Obligation is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of our company. In the event we are required to repay the BCC Repayment Obligation, our operations will be negatively impacted.

Further, Wenzhao Lu, a director and shareholder of our company, and DOING entered into a Warranty Agreement. Pursuant to the Warranty Agreement, Mr. Wenzhao Lu agreed to (i) cause us to be liable to DOING in the event the March 2017 Accredited Investor defaults in its obligations to DOING, (ii) cause the March 2017 Accredited Investor to transfer the March 2017 Shares to DOING upon DOING’s receipt of the Investment Certificate from BCC, (iii) within three years from the date of the Warranty Agreement, DOING may require Mr. Wenzhao Lu to acquire the March 2017 Shares at $1.20 per share upon three months notice, and (iv) in the event Mr. Wenzhao Lu does not acquire the March 2017 Shares within the three month period, interest of 15% per annum will be added to the purchase price.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933 or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

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MANAGEMENT

Executive Officers and Directors

Name	Age	Position
Wenzhao Lu	57	Chairman of the Board of Directors of the Company and AHS

David Jin, MD, PhD	48	Chief Executive Officer, President and Director of the Company and AHS

Meng Li	38	Chief Operating Officer, Secretary and Director of the Company and AHS and the sole executive officer and director of Avalon Shanghai

Luisa Ingargiola	49	Chief Financial Officer

Steven P. Sukel	54	Director

Yancen Lu	42	Director

Background of Executive Officers and Directors

Wenzhao Lu, Chairman of the Board of Directors of the Company and AHS

Mr. Wenzhao Lu is Chairman of the Board of the Company and AHS. He is a seasoned healthcare entrepreneur with extensive operation in China. He has been serving as Chairman of the Board for the DaoPei Medical Group (“DPMG”) since 2010. Under his leadership, DPMG has recently expanded its clinical network involving a state-of-the-art stem cell bank at Wuhan Biolake, three top-ranked private hospitals (located in Beijing, Shanghai, and Hebei), specialty hematology laboratories, as well as a hematology research institute, with more than 100 partnering and collaborating hospitals in China. DPMG was founded by Professor Daopei Lu, a renowned hematologist pioneering in hematopoietic stem cell transplant and member of the Academy of Engineering in China. Mr. Wenzhao Lu received a Bachelor of Arts from Temple University Tyler School of Arts in 1988 and subsequently worked as senior Art Director at Ogilvy & Mather Advertising Company. Prior to joining DPMG, Mr. Lu served as Chief Operating Officer for BioTime Asia Limited which is a subsidiary of BioTime, Inc. (NYSE/AMEX: BTX) in 2009.

David Jin, Chief Executive Officer, President and Director of the Company and AHS

Dr. David Jin, MD, PhD, a director and Chief Executive Officer of the Company and AHS.  From 2009 to 2016, Dr. Jin has served as the Chief Medical Officer of BioTime, Inc. (NYSE MKT: BTX), a clinical stage regenerative medicine company with a focus on pluripotent stem cell technology.  Dr. Jin also acts as a senior translational clinician-scientist at the Howard Hughes Medical Institute and the Ansary Stem Cell Center at Weill Cornell Medical College of Cornell University. Prior to his current endeavors, Dr. Jin was Chief Consultant/Advisor for various biotech/pharmaceutical companies regarding hematology, oncology, immunotherapy and stem cell-based technology development. Dr. Jin has been Principle Investigator in more than 15 pre-clinical and clinical trials, as well as author/co-author of over 80 peer-reviewed scientific abstracts, articles, reviews, and book chapters. Dr. Jin studied medicine at SUNY Downstate College of Medicine in Brooklyn, NY.   He received his clinical training and subsequent faculty tenure at the New York-Presbyterian Hospital (the teaching hospital for both Cornell and Columbia Universities) in the areas of internal medicine, hematology, and clinical oncology. Dr. Jin was honored as Top Chief Medical Officer by ExecRank in 2012, as well as recognized as Leading Physicians of the World in 2015.

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Meng Li, Chief Operating Officer, Secretary and Director of the Company and AHS and the sole executive officer and director of Avalon Shanghai

Ms. Meng Li is Chief Operating Officer, Secretary and a member of the Board of Directors. Ms. Li has over 15 years of executive experience in international marketing, branding, communication, and media investment consultancy. Ms. Li served as Managing Director at Maxus/GroupM (a WPP Group company) where she was responsible for business P&L and corporate management from 2006 to 2015. Prior to joining Maxus/Group M, Ms. Li worked for Zenithmedia (a Publicis Group company) from 2000-2006 as Senior Manager. Ms. Li received a Bachelor of Arts in International Economic Law from University of Dalian Maritime University, China.

Luisa Ingargiola, Chief Financial Officer

Luisa Ingargiola  graduated in 1989 from Boston University with a Bachelor Degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. In 1990, Ms. Ingargiola joined Boston Capital Partners as an Investment Advisor in their Real Estate Limited Partnership Division. In this capacity, she worked with investors and partners to report investment results, file tax forms, and recommend investments. In 1992, Ms. Ingargiola joined MetLife Insurance Company as a Budget and Expense Manager. In this capacity she managed a $30 million dollar annual budget. Her responsibilities included budget implementation, expense and variance analysis and financial reporting. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer at MagneGas Corporation (Nasdaq: MNGA) and continues to serve as a director. Ms. Ingargiola serves as the Audit Committee Chair for COPsync, Inc. (Nasdaq: COYN) and FTE Networks, Inc. (OTC: FTNW) and serves as a directorand The JBF Foundation Worldwide, a 501c3 non-profit.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Steven P. Sukel, Director

Steven P. Sukel is a licensed as an attorney in New Jersey who currently analyzes real estate investment opportunities and operates and manages commercial properties. Mr. Sukel has extensive business experience and was formerly associated with Ernst & Young prior to establishing his own law practice. Mr. Sukel has focused on New Jersey, multi-state and local taxation and real estate law since 1990 in both public and private practice. Mr. Sukel was with Ernst & Young’s State & Local Tax practice, served as the New Jersey Liaison between the New Jersey Bar Association Taxation Section and the New Jersey CPA Society, was a Past Chair of the New Jersey Bar Association Taxation Section and served two terms on the New Jersey Supreme Court Committee on the Tax Court. Mr. Sukel received his BA from the University of Scranton and J.D from Quinnipiac University School of Law.

Yancen Lu, Director

Yancen Lu has more than 19 years experience in investment banking and equity investment management. He is Managing Director of FountainVest Partners. Besides his professionalism in securities, investment and capital management, Mr Lu has special focus and comprehensive understanding of the global medical and healthcare industry, he is Director of leading healthcare corporations including Sino Hospital Investment Corporation (Hong Kong), Chang’an Hospital (the largest private hospital in Northwest China), and DIH Medical Technologies. Mr. Lu received Bachelor and Master degrees of Engineering Economics from Tianjin University.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors (“Board”) is primarily responsible for overseeing our risk management processes on behalf of our company.  The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have a code of ethics that applies to all of our employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board. A copy of this code is available in the Employee Handbook. We intend to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Form 8-K.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. We have no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Indemnification of Directors and Officers

Our directors and executive officers are indemnified as provided by the Delaware law and our Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise. We have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Executive Officers’ Compensation

The following table sets forth information concerning the annual and long-term compensation earned by or paid to our Chief Executive Officer and to other persons who served as executive officers as at and/or during the fiscal year ended December 31, 2016 or who earned compensation exceeding $100,000 during fiscal year 2016 (the “named executive officers”), for services as executive officers for the last two fiscal years.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Award	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Dr. David Jin	2015	-	—	—	—	—	—	-
CEO	2016	16,667	—	—	—	—	—	16,667
Meng Li	2015	-	—	—	—	—	—	-
COO and Secretary	2016	8,655	—	—	—	—	—	8,655

Outstanding Equity Awards at Fiscal Year-End Table

We did not issue equity awards during the year ended December 31, 2016.

Employment Agreements

David Jin

On December 1, 2016, we entered into an Executive Employment Agreement with David Jin, our CEO and President. Pursuant to the agreement, Mr. Jin will be employed as President and Chief Executive Officer of the Company until November 30, 2017 unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Mr. Jin will be entitled to a base salary at the annualized rate of $200,000 and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Company may institute from time to time at the discretion of the Company’s Board of Directors. Pursuant to the agreement, Mr. Jin may be terminated for “cause” as defined and Mr. Jin may resign for “good reason” as defined. In the event Mr. Jin is terminated without cause or resigns for good reason, the Company will be required to pay Mr. Jin all accrued salary and bonuses, reimbursement for all business expenses and Mr. Jin’s salary for one year. In the event Mr. Jin is terminated with cause, resigns without good reason, dies or is disabled, the Company will be required to pay Mr. Jin all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Mr. Jin is subject to confidentiality, non-compete and non-solicitation restrictions.

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Meng Li

On January 11, 2017, Avalon Shanghai entered into an Executive Employment Agreement with Meng Li, our COO and Secretary. Pursuant to the agreement, Ms. Li will be employed as Chief Operating Officer and President of Avalon Shanghai through November 30, 2019, unless earlier terminated pursuant to the terms of the agreement. During the term of the agreement, Ms. Li will be entitled to a base salary at the annualized rate of $100,000 and will be eligible for a discretionary performance bonus, equity awards and to participate in employee benefits plans as the Avalon Shanghai may institute from time to time at the discretion of its Board of Directors. Pursuant to the agreement, Ms. Li may be terminated for “cause” as defined and Ms. Li may resign for “good reason” as defined. In the event Ms. Li is terminated without cause or resigns for good reason, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses, reimbursement for all business expenses and Ms. Li’s salary for one year. In the event Ms. Li is terminated with cause, resigns without good reason, dies or is disabled, Avalon Shanghai will be required to pay Ms. Li all accrued salary and bonuses and reimbursement for all business expenses. Under the agreement Ms. Li is subject to confidentiality, non-compete and non-solicitation restrictions.

Luisa Ingariola

On February 21, 2017, we entered into an Executive Retention Agreement with Ms. Ingariola effective February 9, 2017 pursuant to which Ms. Ingargiola agreed to serve as Chief Financial Officer in consideration of an annual salary of $200,000 to be increased to $225,000 on the 60 day anniversary. We agreed to provide a bonus of 50% of her base salary upon our timely filing its annual report on Form 10-K for the year ended December 31, 2017 and raising gross proceeds of $20 million in debt and/or equity capital and a bonus of 100% of her base salary upon the Company achieving (i) any merger or sale of our company or our assets, (ii) our achieving adjusted EBITDA of $10 million in a fiscal year, (iii) our achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million. We also granted Ms. Ingariola a Stock Option to acquire two million shares of common stock of at an exercise price of $0.50 per share for a period of ten years. The Stock Options vest in 36 equal tranches commencing on the grant date. We also entered into an Indemnification Agreement with Ms. Ingargiola.

The employment of Ms. Ingargiola is at will and may be terminated at any time, with or without formal cause. Pursuant to the terms of executive retention agreement with Ms. Ingargiola, we have agreed to provide specified severance and bonus amounts and to accelerate the vesting on their equity awards upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.

In the event of a termination upon a change of control, Ms. Ingargiola is entitled to receive an amount equal to 12 months of her base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense.

In the event of an involuntary termination, Ms. Ingargiola is entitled to receive an amount equal to six months of her base salary and the target bonus then in effect for the executive officer for the six months in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. Such payment will be increased to 12 months upon the one year anniversary of the retention agreement. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense.

Grants of Plan Based Awards

We did not make any plan based equity or non-equity awards grants to named executives during the years ended December 31, 2016 and 2015.

Option Exercises

There were no options exercised by our named officers during the years ended December 31, 2016 and 2015.

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Compensation of Directors

Our directors did not earn compensation for the years ended December 31, 2016 and 2015. On April 28, 2017, Steven P. Sukel and Yancen Lu were appointed to the Board of Directors of our company to serve as directors. Mr. Sukel and Mr. Yancen Lu both entered into agreements pursuant to which they will serve as directors. The director agreements provide that they will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. The options for 2017 have been pro-rated. As result, each director shall receive a stock option to acquire 30,000 shares of common stock for a term of five years vesting 10,000 shares at the beginning of each quarter commencing April 1, 2017. The exercise price for the initial grant for 2017 was set at $1.49 per share.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Revenue from related parties and accounts receivable – related party

During the three months ended March 31, 2017 and 2016, revenue from related parties was as follows:

	Three Months Ended March 31,
	2017	2016
Medical related consulting services provided to:
Shanghai Daopei (1)	$66,286	$—
	$66,286	$—

(1)	Shanghai Daopei is a subsidiary of an entity whose chairman is Wenzhao Lu, the major shareholder of the Company.

Accounts receivable – related party, net of allowance for doubtful accounts, at March 31, 2017 and December 31, 2016 amounted to $70,213 and $70,228, respectively, and were related to consulting services provided to Shanghai Daopei, a Chinese entity whose chairman is Wenzhao Lu, the major shareholder of the Company. Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at March 31, 2017 and December 31, 2016.

Accounts payable and accrued liabilities – related parties

At March 31, 2017 and December 31, 2016, we owed David Jin, a shareholder and our chief executive officer, president and board member, $19,535 and $6,278, respectively, for travel reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

At March 31, 2017 and December 31, 2016, we owed Meng Li, a shareholder and our chief operating officer and board member, of $311 and $309, respectively, for travel and other miscellaneous reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

On October 17, 2016, we entered into a lease for office space in New Jersey with a related party (the “Office Lease”). Pursuant to the Office Lease, the monthly rent is $1,000. The term of the Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. As of March 31, 2017 and December 31, 2016, the accrued and unpaid rent expense related to this Office Lease amounted to $5,000 and $2,000, respectively, which was included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

Due to related parties

From time to time, David Jin, a shareholder and our chief executive officer, president and board member, provided advances to our company to supplement our working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $500 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

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From time to time, Meng Li, a shareholder and our chief operating officer and board member, provided advances to our company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $87,650 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

From time to time, Wenzhao Lu, a major shareholder, chairman of the Board of Directors and board member, provided advances to our company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $9,000 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

Operating lease

On October 17, 2016, AHS entered into a lease for office space in New Jersey with a related party (the “AHS Office Lease”). Pursuant to the AHS Office Lease, the monthly rent is $1,000. The term of the AHS Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. For the three months ended March 31, 2017, rent expense related to the AHS Office Lease amounted to $3,000.

Future minimum rental payment required under the AHS Office Lease is as follows:

Twelve-month Period Ending March 31:	Amount
2018	$7,000

Distribution to AHS’s founders

On September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of our company, for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of our company. AHS subsequently assigned the Control Shares to its three founders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares. AHS recorded the assignment as a distribution to founders/owners with a corresponding debit to additional paid-in capital of $230,000, which was treated as a return of capital in the equity accounts and was recorded as a reduction in additional paid-in capital.

Warranty Agreement

We entered into and closed a Subscription Agreement with an accredited investor (the "March 2017 Accredited Investor") pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”). The closing occurred on March 3, 2017. Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), Beijing DOING Biomedical Technology Co., Ltd. (“DOING”), the March 2017 Accredited Investor and our company entered into a Share Subscription Agreement whereby the parties acknowledged, among other things, that DOING agreed to transfer the Purchase Price to Avalon Shanghai on behalf of the March 2017 Investor and the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the acquisition of the March 2017 Shares with the Beijing Commerce Commission (“BCC”) and obtaining an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC. If DOING fails to complete the registration and acquire the Investment Certificate within one year of the closing then Avalon Shanghai shall transfer $3,000,000 with interest of 20% to DOING upon the request of DOING (the “BCC Repayment Obligation”). As of the date hereof, the Company is obligated to DOING in the principal amount of $3,000,000. The BCC Repayment Obligation is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of our company. Further, Wenzhao Lu, a director and shareholder of our company, and DOING entered into a Warranty Agreement. Pursuant to the Warranty Agreement, Mr. Wenzhao Lu agreed to (i) cause us to be liable to DOING in the event the March 2017 Accredited Investor defaults in its obligations to DOING, (ii) cause the March 2017 Accredited Investor to transfer the March 2017 Shares to DOING upon DOING’s receipt of the Investment Certificate from BCC, (iii) within three years from the date of the Warranty Agreement, DOING may require Mr. Wenzhao Lu to acquire the March 2017 Shares at $1.20 per share upon three months notice, and (iv) in the event Mr. Wenzhao Lu does not acquire the March 2017 Shares within the three month period, interest of 15% per annum will be added to the purchase price.

On April 20, 2017, Wenzhao Lu sold 5,000,000 shares of common stock of Avalon in a private transaction to Yancen Lu in consideration of $2,500,000. The two parties are not related. Both parties serve as directors of our company.

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Director Independence

Our Board of Directors has undertaken a review of its composition and the independence of each director. Based on the review of each director's background, employment and affiliations, including family relationships, the Board of Directors has determined that there are no “independent directors” under the rules and regulations of the SEC.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. Our Board continually monitors the appropriateness of adopting additional processes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 29, 2017 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. The numbers below reflect a 1:4 reverse stock split implemented on October 18, 2016. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Wenzhao Lu *	25,900,000	39.9%
David Jin, MD, PhD *	15,450,000	23.8%
Meng Li *	5,150,000	7.9%
Luisa Ingargiola* (3)	277,776	**
Yancen Lu* (4)	5,020,000	7.7%
Steven P. Sukel*(5)	220,000	**
All officers and directors as a group (4 persons)	52,017,776	80.1%

 * Officer and/or director of the Company

** Less than 1%.

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Avalon GloboCare Corp., 83 South Street, Suite 101, Freehold, New Jersey 07728.

(2)	Applicable percentage ownership is based on 64,628,622 shares of common stock outstanding as of June 29, 2017, together with securities exercisable or convertible into shares of common stock within 60 days of June 29, 2017 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 29, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Represents a Stock Option to acquire 277,776 shares of common stock of our company at an exercise price of $0.50 per share for a period of ten years, which included 55,556 shares to be vested within 60 days of June 29, 2017.

(4)	Yancen Lu holds (i) 5,000,000 shares of common stock through EmeraldVest LLC of which he is the sole owner and manager and (ii) 30,000 options that are exercisable for a term of five years at an exercise price of $1.49 per share of which 10,000 shares have vested and an additional 10,000 shares shall vest within 60 days of June 29, 2017.

(5)	Steven P. Sukel holds (i) 200,000 shares of common stock and (ii) 30,000 options that are exercisable for a term of five years at an exercise price of $1.49 per share of which 10,000 shares have vested and an additional 10,000 shares shall vest within 60 days of June 29, 2017.

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No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of our company is a party adverse to the Company or has a material interest adverse to the Company.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 1,090,500 shares of our common stock that were issued to the selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholders and is being offered for their own accounts.

We entered into and closed Subscription Agreements with several accredited investors (the "December 2016 Accredited Investors") pursuant to which the December 2016 Accredited Investors purchased an aggregate of 7,270,000 shares of common stock (the “2016 Subscription Shares”) for an aggregate purchase price of $3,635,000. The closing occurred on December 19, 2016. We agreed to register 15% of the shares sold or 1,090,500 shares of common stock.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. None of the selling stockholders is a registered broker-dealer.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the percentage each person will own after the offering, assuming they sell all of the shares offered.

Name of Selling Stockholder	Total Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Total Number of Shares to be Offered for Selling Stockholders Account	Total Shares to be Owned and Percent of Total Outstanding After Completion of this Offering (1), (2)
Zhang Haoran	750,000	112,500	637,500	*
Zhang Yupu	750,000	112,500	637,500	*
Wang Yue	450,000	67,500	382,500	*
Wang Zhe	450,000	67,500	382,500	*
Liu Yongsheng	300,000	45,000	255,000	*
Yang Haiyan	300,000	45,000	255,000	*
Zhang Jiajia	200,000	30,000	170,000	*
Leng Zhu	200,000	30,000	170,000	*
Wang Xinshuang	150,000	22,500	127,500	*
Hu Yingzhi	90,000	13,500	76,500	*
Zhang Yuejin	250,000	37,500	212,500	*
Zhai Changhai	150,000	22,500	127,500	*
Shang Erli	60,000	9,000	51,000	*
Zhang Jianan	400,000	60,000	340,000	*
Lu Lei	450,000	67,500	382,500	*
Jin Shoufeng	150,000	22,500	127,500	*
Ma Chenguang	200,000	30,000	170,000	*
Guo Yaxian	30,000	4,500	25,500	*
Lu Minggang	450,000	67,500	382,500	*
Wang Xiaowei	450,000	67,500	382,500	*
Song Wei	60,000	9,000	51,000	*
Luan Shaoyi	300,000	45,000	255,000	*
Wang Fang	180,000	27,000	153,000	*
Wang Xiaomeng	100,000	15,000	85,000	*
Zhao Huijun	100,000	15,000	85,000	*
Hou Jianchun	100,000	15,000	85,000	*
Steven Sukel	200,000	30,000	170,000	*

* Less than 1%.

(1)	The number of shares listed in these columns include all shares beneficially owned by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares the person has the right to acquire within 60 days of the date above. The shares that a stockholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other stockholder. The ownership percentages are calculated assuming that 84,628,622 shares of common stock immediately following the sale of the 20,000,000 shares included in this offering.

(2)	Under the rules adopted by the SEC, a person is deemed to be a beneficial owner of securities with respect to which the person has or shares: (a) voting power, which includes the power to vote or direct the vote of the security, or (b) investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned. Assumes that all the securities listed hereunder have been sold.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees, and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

We have agreed, subject to certain limits, to bear all costs, expenses, and fees of registration of the shares of our common stock offered by the selling stockholders for resale.  However, any brokerage commissions, discounts, concessions, or other fees, if any, payable to broker-dealers in connection with any sale of shares of common stock will be borne by the selling stockholders selling those shares or by the purchasers of those shares.

On our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution, or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the following:

•	the name of each such selling stockholder and of any participating broker-dealer;
•	the number of securities involved;
•	the price at which such securities were sold;
•	the commissions paid or discounts or concessions allowed to any broker-dealer, where applicable; and
•	other facts material to the transaction.

The selling stockholders may use any one or more of the following methods when selling shares:

•	directly as principals;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales that are in compliance with the applicable laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or
•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Any sales of the shares may be effected through the OTC Markets, in private transactions or otherwise, and the shares may be sold at market prices prevailing at the time of sale, at prices related to prevailing market prices.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. We believe that the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect sales through underwriters, brokers, dealers or agents, such firms may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom they may act as agent, principal or both in amounts to be negotiated. Those persons who act as broker-dealers or underwriters in connection with the sale of the shares may be selected by the selling stockholders and may have other business relationships with, and perform services for, us. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

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Any selling stockholder or broker-dealer who participates in the sale of the shares may be deemed to be an “underwriter” within the meaning of section 2(11) of the Securities Act. Any commissions received by any underwriter or broker-dealer and any profit on any sale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

The anti-manipulation provisions of Rules 101 through 104 of Regulation M promulgated under the Exchange Act may apply to purchases and sales of shares of common stock by the selling stockholders.  In addition, there are restrictions on market-making activities by persons engaged in the distribution of the common stock.

Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be able to be sold unless our common stock has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

We are required to pay expenses incident to the registration, offering, and sale of the shares under this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our Certificate of Incorporation authorize common stock and preferred stock. In particular, the Certificate of Incorporation authorize the issuance of 490,000,000 shares of common stock and 10,000,000 shares of Preferred Stock.  The rights and privileges of the common stock and preferred stock are summarized below. As of June 29, 2017, there were 64,628,622 shares of our common stock outstanding and no shares of Preferred Stock outstanding. The Company does not have any outstanding debt securities.

Capital Stock

We are authorized by our Certificate of Incorporation to issue an aggregate of 500,000,000 shares of capital stock, of which 490,000,000 are shares of Common Stock and 10,000,000 are shares of Preferred Stock. As of June 29, 2017 we had 64,628,622 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company, which is sometimes referred to in corporate parlance as a “poison pill”.

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The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form S-1.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

None.

Options

Except as set forth below, we have not issued and do not have any outstanding options to purchase shares of our common stock:

•	On February 21, 2017, Ms. Ingariola and the Company entered into an Executive Retention Agreement effective February 9, 2017 pursuant to which Ms. Ingariola agreed to serve as Chief Financial Officer. As partial compensation, the Company granted Ms. Ingariola a Stock Option to acquire 2,000,000 shares of common stock at an exercise price of $0.50 per share for a period of ten years. The Stock Options vest in 36 equal tranches commencing on the grant date.

•	On April 28, 2017, Steven P. Sukel and Yancen Lu were appointed to the Board of Directors of our company to serve as directors. Mr. Sukel and Mr. Yancen Lu both entered into agreements pursuant to which they will serve as directors. The director agreements provide that they will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. The options for 2017 have been pro-rated. As result, each director shall receive a stock option to acquire 30,000 shares of common stock for a term of five years vesting 10,000 shares at the beginning of each quarter commencing April 1, 2017. The exercise price for the initial grant for 2017 was set at $1.49 per share.

Transfer Agent

The stock transfer agent for our securities is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, our shares trade on the OTCQB under the symbol AVCO but the market has been limited and a significant public market for our common stock may not develop or be sustained after this offering. Future sales of significant amounts of our capital stock, including shares of our outstanding stock and shares of our stock issued upon exercise of outstanding options, in the public market after this offering, or the perception that such sales could occur, could adversely affect any prevailing market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Shares Covered by this Prospectus

As of June 29, 2017, we have 64,628,622 shares of common stock outstanding. Of these outstanding shares, 1,090,500 shares being registered in this offering may be sold without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales may be made only in compliance with the limitations of Rule 144 described below.

The remaining shares outstanding after this offering are deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption under the Securities Act, such as Rule 144, which is summarized below.

Rule 144

Certain outstanding shares of our common stock which are not included in this prospectus are eligible for sale in the public market under Rule 144. In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the reporting requirements of the Exchange Act for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale. In the event that the registration statement of which this prospectus is a part lapses for any reason, all currently outstanding shares of common stock will be subject to resale pursuant to Rule 144, subject to the limitations described herein.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of securities of the same class then outstanding: or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

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provided , that, in each case, that we are subject to the periodic reporting requirements of the Exchange Act for at least three months before the sale. As we were a former shell company, our shareholder may not take advantage of Rule 144 until October 19, 2017, which is the one year anniversary of the filing of our Super 8K in connection with the acquisition of AHS.

However, since our common stock is quoted on the OTCQB, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospect.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Fleming PLLC.

EXPERTS

The financial statements for Avalon GloboCare as of December 31, 2016 and 2015 and the related statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015, included in this prospectus and elsewhere in the registration statement, have been audited by RBSM LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N. E., Washington, D. C.  20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments thereto, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports and other reports and information with the SEC. You may inspect and copy each of our periodic reports, proxy statements and other information at the SEC’s public reference room, and at the web site of the SEC referred to above.

54

Financial Statements

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

55

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

CONTENTS

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheets - As of December 31, 2016 and 2015	F-3

Consolidated Statements of Operations and Comprehensive Loss - For the Year Ended December 31, 2016 and for the Period from May 18, 2015 (Date of Inception) through December 31, 2015	F-4

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) - For the Year Ended December 31, 2016 and for the Period from May 18, 2015 (Date of Inception) through December 31, 2015	F-5

Consolidated Statements of Cash Flows – For the Year Ended December 31, 2016 and for the Period from May 18, 2015 (Date of Inception) through December 31, 2015	F-6

Notes to Consolidated Financial Statements	F-7 to F-20

Condensed Consolidated Balance Sheets - As of March 31, 2017 (Unaudited) and December 31, 2016	F-21

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss - For the Three Months Ended March 31, 2017 and 2016	F-22

Unaudited Condensed Consolidated Statement of Changes in Stockholders' Equity - For the Three Months Ended March 31, 2017	F-23

Unaudited Condensed Consolidated Statements of Cash Flows - For the Three Months Ended March 31, 2017 and 2016	F-24

Notes to Unaudited Condensed Consolidated Financial Statements	F-25 to F-37

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Avalon GloboCare Corp.

We have audited the accompanying consolidated balance sheets of Avalon GloboCare Corp. and subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015. These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Avalon GloboCare Corp. and subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for the year ended December 31, 2016 and for the period from May 18, 2015 (date of inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a limited operating history and generated an accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York

March 27, 2017

F-2

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015

ASSETS

CURRENT ASSETS:
Cash	$2,886,189	$109,586
Accounts receivable - related party, net of allowance for doubtful accounts	70,228	-
Prepaid expenses and other	749,796	-

Total Current Assets	3,706,213	109,586

Property, plant and equipment, net	295	-

Total Assets	$3,706,508	$109,586

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$22,334	$16,600
Accounts payable and accrued liabilities - related parties	8,587	18,208
Income taxes payable	20,976	-
VAT and other taxes payable	11,270	-
Due to related parties	97,150	88,150

Total Current Liabilities	160,317	122,958

Commitments and Contingencies - (Note 12)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2016 and 2015	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 61,628,622 and 50,000,000 shares issued and outstanding at December 31, 2016 and 2015, respectively	6,163	5,000
Additional paid-in capital	3,681,387	84,000
Accumulated deficit	(53,369)	(102,372)
Statutory reserve	6,578	-
Accumulated other comprehensive loss - foreign currency translation adjustment	(94,568)	-

Total Stockholders' Equity (Deficit)	3,546,191	(13,372)

Total Liabilities and Stockholders' Equity (Deficit)	$3,706,508	$109,586

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year	For the Period from
	Ended	May 18, 2015 (Date of Inception) through
	December 31, 2016	December 31, 2015

REVENUE
Revenue	$-	$-
Revenue - related parties	616,446	-
Total Revenue	616,446	-

COST OF REVENUE
Cost of revenue	-	-
Cost of revenue - related parties	73,066	-
Total Cost of Revenue	73,066	-

GROSS PROFIT	543,380	-

OPERATING EXPENSES:
Selling expense	6,894	-
Professional fees	395,780	83,900
Other general and administrative	63,773	18,480

Total Operating Expenses	466,447	102,380

INCOME (LOSS) FROM OPERATIONS	76,933	(102,380)

OTHER INCOME
Interest Income	575	8

Total Other Income	575	8

INCOME (LOSS) BEFORE INCOME TAXES	77,508	(102,372)

INCOME TAXES	21,927	-

NET INCOME (LOSS)	$55,581	$(102,372)

COMPREHENSIVE LOSS
NET INCOME (LOSS)	55,581	(102,372)
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(94,568)	-
COMPREHENSIVE LOSS	$(38,987)	$(102,372)

NET INCOME (LOSS) PER COMMON SHARES:
Basic and diluted	$0.001	$(0.002)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	51,139,475	50,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Period from May 18, 2015 (Date of Inception) through December 31, 2015 and the Year Ended December 31, 2016

	Preferred Stock		Common Stock		Additional			Accumulated	Total
	Number of		Number of		Paid-in	Accumulated	Statutory	Other	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Reserve	Comprehensive Loss	Equity (Deficit)

Balance, May 18, 2015 (date of inception)	-	$-	50,000,000	$5,000	$(5,000)	$-	$-	$-	$-

AHS founders' contribution	-	-	-	-	89,000	-	-	-	89,000

Net loss from May 18, 2015 (date of inception) through December 31, 2015	-	-	-	-	-	(102,372)	-	-	(102,372)

Balance, December 31, 2015	-	-	50,000,000	5,000	84,000	(102,372)	-	-	(13,372)

Reorganization of company	-	-	1,750,000	175	(175)	-	-	-	-

Common shares issued for services	-	-	2,608,622	261	52,289	-	-	-	52,550

Common shares sold for cash	-	-	7,270,000	727	3,634,273	-	-	-	3,635,000

AHS founders' contribution	-	-	-	-	141,000	-	-	-	141,000

Distribution of Avalon GloboCare Corp.'s shares to AHS's founders	-	-	-	-	(230,000)	-	-	-	(230,000)

Appropriation to statutory reserve	-	-	-	-	-	(6,578)	6,578	-	-

Foreign currency translation adjustment	-	-	-	-	-	-	-	(94,568)	(94,568)

Net income for the year	-	-	-	-	-	55,581	-	-	55,581

Balance, December 31, 2016	-	$-	61,628,622	$6,163	$3,681,387	$(53,369)	$6,578	$(94,568)	$3,546,191

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Period from
	Ended	May 18, 2015 (Date of Inception) through
	December 31, 2016	December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$55,581	$(102,372)
Adjustments to reconcile net income (loss) from operations to net cash provided by (used in) operating activities:
Depreciation expense	26	-
Stock-based professional fees	52,550	-
Changes in operating assets and liabilities:
Accounts receivable - related party	(73,413)	-
Prepaid expense and other	(50,619)	-
Accounts payable and accrued liabilities	5,758	16,600
Accounts payable and accrued liabilities - related parties	(9,607)	18,208
Income taxes payable	21,927	-
VAT and other taxes payable	11,781	-

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	13,984	(67,564)

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayment made for acquisition of real property	(700,000)	-
Purchase of Avalon GloboCare Corp.'s shares by AHS	(230,000)	-
Purchase of property, plant and equipment	(334)	-

NET CASH USED IN INVESTING ACTIVITIES	(930,334)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from related parties' advance	9,000	88,150
Proceeds received from founders' contribution	141,000	89,000
Proceeds from sale of common stock	3,635,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,785,000	177,150

EFFECT OF EXCHANGE RATE ON CASH	(92,047)	-

NET INCREASE IN CASH	2,776,603	109,586

CASH - beginning of period	109,586	-

CASH - end of year	$2,886,189	$109,586

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Distribution of Avalon GloboCare Corp.'s shares to founders	$230,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Avalon GloboCare Corp. (f/k/a Global Technologies Corp.) (the “Company”) is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on July 28, 2014. On October 18, 2016, the Company changed its name to Avalon GloboCare Corp. and completed a reverse split its shares of common stock at a ratio of 1:4. On October 19, 2016, the Company entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”).  AHS was incorporated on May 18, 2015 under the laws of the State of Delaware. As a result of such acquisition, the Company’s operations now are focused on integrating and managing global healthcare services and resources, as well as empowering high-impact biomedical innovations and technologies to accelerate their clinical applications. Operating through three major platforms, namely “Avalon Cell”, “Avalon Telemedicine” and “Avalon Rehab”, our “technology + service” ecosystem covers the areas of regenerative medicine, cell-based immunotherapy, exosome technology, telemedicine with medical second opinion/referral services, as well as fertility and rehabilitation medicine. We plan to integrate these services through joint ventures and acquisitions that bring shareholder value both in the short term, through operational entities as part of Avalon Rehab and Avalon Telemedicine, and long term, through biomedical innovations as part of Avalon Cell. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the China. Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers.

For accounting purposes, AHS was the surviving entity. The transaction was accounted for as a recapitalization of AHS pursuant to which AHS was treated as the accounting acquirer, surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition. The Company did not recognize goodwill or any intangible assets in connection with this transaction. Accordingly, the Company’s historical financial statements are those of AHS and its wholly-owned subsidiary, Avalon Shanghai immediately following the consummation of this reverse merger transaction.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The Company’s consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Avalon Healthcare System, Inc. and Avalon (Shanghai) Healthcare Technology Co., Ltd. All intercompany accounts and transactions have been eliminated in consolidation.

Going concern

The Company currently has limited operations. The Company’s operations now are focused on providing outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the People’s Republic of China. The Company is also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit of $53,369 at December 31, 2016. The Company has a limited operating history and its continued growth is dependent upon the continuation of providing medical consulting services to its only three clients who are related parties; hence generating revenues, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. In addition, the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. There are no assurances that the Company will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

F-7

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN (continued)

Going concern (continued)

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015 include the allowance for doubtful accounts, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets, accruals for taxes due, and the value of stock-based professional fees.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable – related party, prepaid expenses and other, accounts payable and accrued liabilities, accounts payable and accrued liabilities – related parties, income taxes payable, VAT and other taxes payable, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2016 and 2015.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash

Cash consists of cash on hand and cash in banks. The Company maintains cash with various financial institutions in the PRC and United States. At December 31, 2016 and 2015, cash balances in the PRC are $2,525,630 and $0, respectively, are uninsured. At December 31, 2016 and 2015, cash balances in United States are $360,559 and $109,586, respectively. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

F-8

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations of credit risk

Currently, a significant portion of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. A portion of the Company’s cash is maintained with state-owned banks within the PRC, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A small portion of the Company’s sales are credit sales which is to the customer whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

At December 31, 2016 and 2015, the Company’s cash balances by geographic area were as follows:

Country:	December 31, 2016		December 31, 2015
United States	$360,559	12.5%	$109,586	100.0%
China	2,525,630	87.5%	-	-
Total cash	$2,886,189	100.0%	$109,586	100.0%

Accounts receivable – related party and allowance for doubtful accounts

Accounts receivable – related party are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at December 31, 2016. The Company historically has not experienced uncollectible accounts from customers granted with credit sales.

Property, plant and equipment

Property, plant and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.  The Company did not record any impairment charge for the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015.

F-9

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Value added tax

The Company is subject to a value added tax (“VAT”) of 6% for providing consulting service. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of consulting services provided (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). The Company reports revenue net of PRC’s value added tax for all the periods presented in the consolidated statements of operations and comprehensive loss.

Revenue recognition

Pursuant to the guidance of ASC Topic 605, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured.

The Company provides medical related consulting services to its clients. The Company is paid fees for its services by its clients under written consulting agreements. Each contract calls for a fixed payment in a fixed period of time. The Company recognizes revenue by providing medical related consulting services under written service contracts with its customers. Revenue related to its service offerings is recognized as the services are performed and amounts are earned, using the straight-line method over the term of the related services agreement. Prepayments, if any, received from customers prior to the services being performed are recorded as advance from customers. In these cases, when the services are performed, the amount recorded as advance from customers is recognized as revenue.

Cost of revenue

Cost of consulting services includes internal labor and related benefits, travel expenses related to consulting services, subcontractor costs, other related consulting costs, and other overhead costs.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated, based on the then current fair value, at each subsequent reporting date.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development costs during the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015.

Advertising

All costs related to advertising are expensed as incurred. The Company did not incur any advertising expenses during the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015.

F-10

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2016 and 2015, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax year that remains subject to examination is the years ended December 31, 2016 and 2015. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of December 31, 2016 and 2015.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company and its wholly-owned U.S. subsidiary, Avalon Healthcare System Inc. is the U.S. dollar and the functional currency of the Company’s its wholly-owned PRC subsidiary, Avalon (Shanghai) Healthcare Technology Co., Ltd., is the Chinese Renminbi (“RMB”). For the subsidiary whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2016 were translated at 6.9448 RMB to $1.00, which was the exchange rate on the balance sheet date. Equity accounts were stated at their historical rates. The average translation rate applied to the statements of operations and comprehensive loss for the year ended December 31, 2016 was 6.6435 RMB to $1.00. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate.

Comprehensive loss

Comprehensive loss is comprised of net income (loss) and all changes to the statements of stockholders’ equity (deficit), except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the year ended December 31, 2016 consisted of net income (loss) and unrealized loss from foreign currency translation adjustment.

Earnings (loss) per share

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

F-11

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per share (continued)

Basic earnings per share are computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Common stock equivalents are not included in the calculation of diluted earnings per share if their effect would be anti-dilutive. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact. The Company did not have any common stock equivalents and potentially dilutive common stock outstanding during the year ended December 31, 2016 and during the period from May 18, 2015 (date of inception) through December 31, 2015.The following table presents a reconciliation of basic and diluted net income (loss) per share:

	Year Ended December 31, 2016	Period from May 18, 2015 (Date of Inception) through December 31, 2015
Net income (loss) for basic and diluted net income (loss) per share of common stock	$55,581	$(102,372)
Weighted average common stock outstanding - basic and diluted	51,139,475	50,000,000
Net income (loss) per common share - basic and diluted	$0.001	$(0.002)

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. All of the Company's operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment. Currently, all of the Company’s customers are in the People’s Republic of China and all income is derived from consulting services.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Reverse stock split

The Company effected an one-for-four reverse stock split of its common stock on October 18, 2016. All share and per share information has been retroactively adjusted to reflect this reverse stock split.

Fiscal year end

The Company has adopted a fiscal year end of December 31st.

F-12

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently evaluating the impact it may have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 – PREPAID EXPENSES AND OTHER

At December 31, 2016 and 2015, prepaid expenses and other consisted of the following:

	December 31, 2016	December 31, 2015
Prepayment for acquisition of real property (see note 12 Real property purchase agreement)	$700,000	$-
Other	49,796	-
	$749,796	$-

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

At December 31, 2016 and 2015, property, plant and equipment consisted of the following:

	Useful life	December 31, 2016	December 31, 2015
Office equipment	3 Years	$320	$-
Less: accumulated depreciation		(25)	-
		$295	$-

For the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015, depreciation expense amounted to $26 and $0, respectively, which was included in operating expenses.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At December 31, 2016 and 2015, accounts payable and accrued liabilities consisted of the following:

	December 31, 2016	December 31, 2015
Accrued professional fees	$14,080	$16,600
Other	8,254	-
	$22,334	$16,600

F-13

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 7 – VAT AND OTHER TAXES PAYABLE

At December 31, 2016 and 2015, VAT and other taxes payable consisted of the following:

	December 31, 2016	December 31, 2015
VAT tax payable	$8,768	$-
Other taxes payable	2,502	-
	$11,270	$-

NOTE 8 – RELATED PARTY TRANSACTIONS

Revenue from related parties and accounts receivable – related party

During the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015, revenue from related parties was as follows:

	Year Ended December 31, 2016	Period from May 18, 2015 (Date of Inception) through December 31, 2015
Medical related consulting services provided to:
Shanghai Daopei (1)	$313,946	$-
Beijing Nanshan (2)	162,500	-
Hebei Yanda (3)	140,000	-
	$616,446	$-

(1)	Shanghai Daopei is a subsidiary of a company whose chairman is Wenzhao Lu, the major shareholder of the Company.

(2)	Beijing Nanshan is a subsidiary of a company whose chairman is Wenzhao Lu, the major shareholder of the Company.

(3)	Hebei Yanda is a subsidiary of a company whose chairman is Wenzhao Lu, the major shareholder of the Company.

Accounts receivable – related party, net of allowance for doubtful accounts, at December 31, 2016 and 2015 amounted to $70,228 and $0, respectively, and were related to consulting services provided to Shanghai Daopei, a Chinese entity whose chairman is Wenzhao Lu, the major shareholder of the Company. Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at December 31, 2016.

Accounts payable and accrued liabilities – related parties

At December 31, 2016 and 2015, the Company owed David Jin, its shareholder, chief executive officer, president and board member, of $6,278 and $18,208, respectively, for travel reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

At December 31, 2016 and 2015, the Company owed Meng Li, its shareholder, chief operating officer and board member, of $309 and $0, respectively, for travel and other miscellaneous reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

On October 17, 2016, the Company entered into a lease for office space in New Jersey with a related party (the “Office Lease”). Pursuant to the Office Lease, the monthly rent is $1,000. The term of the Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. As of December 31, 2016, the accrued and unpaid rent expense related to this Office Lease amounted to $2,000 which was included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

F-14

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Due to related parties

From time to time, David Jin, shareholder, chief executive officer, president and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $500 at December 31, 2016 and 2015 was reflected as due to related parties on the accompanying consolidated balance sheets.

From time to time, Meng Li, shareholder, chief operating officer and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $87,650 at December 31, 2016 and 2015 was reflected as due to related parties on the accompanying consolidated balance sheets.

From time to time, Wenzhao Lu, major shareholder, chairman of the Board of Directors and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $9,000 and $0 at December 31, 2016 and 2015, respectively, was reflected as due to related parties on the accompanying consolidated balance sheets.

Distribution to AHS’s founders

On September 14, 2016, AHS entered into a stock purchase agreement (the "September Agreement") to acquire 1,500,000 shares of restricted common stock (the “Control Shares”) of Global Technologies Corp., which subsequently changed its name on October 18, 2016 to Avalon GloboCare Corp., for a purchase price of $230,000. Upon purchase of the Control Shares, AHS beneficially owned shares of common stock representing control of Global Technologies Corp.. AHS subsequently assigned the Control Shares to its three founders resulting in Wenzhao Lu receiving 900,000 shares, David Jin receiving 450,000 shares and Meng Li receiving 150,000 shares. AHS recorded the assignment as a distribution to founders/owners with a corresponding debit to additional paid-in capital of $230,000, which was treated as a return of capital in the equity accounts and was recorded as a reduction in additional paid-in capital.

Operating lease

On October 17, 2016, the Company entered into a lease for office space in New Jersey with a related party (the “Office Lease”). Pursuant to the Office Lease, the monthly rent is $1,000. The term of the Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. For the year ended December 31, 2016, rent expense related to the Office Lease amounted to $2,000.

Future minimum rental payment required under the Office Lease is as follows:

Year Ending December 31:	Amount
2017	$10,000

NOTE 9 – INCOME TAXES

The Company is governed by the Income Tax Law of the PRC and the U.S. Internal Revenue Code of 1986, as amended. Under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. The Company’s subsidiary, Avalon Shanghai, is subject to the statutory rate.

The Company has cumulative undistributed earnings from its foreign subsidiary of approximately $59,000 as of December 31, 2016, which is included in the consolidated accumulated deficit and will continue to be indefinitely reinvested in the Company’s PRC operations. Accordingly, no provision has been made for any deferred taxes related to future repatriation of these earnings, nor is it practicable to estimate the amount of income taxes that would have to be provided if we concluded that such earnings will be remitted in the future.

F-15

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 9 – INCOME TAXES (continued)

As of December 31, 2016, the Company has incurred an aggregate net operating loss of approximately $113,000 for income taxes purposes. The net operating loss carries forward for United States income taxes and may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, through 2036. Management believes that it appears more likely than not that the Company will not realize these tax benefits due to the Company’s limited operating history and continuing losses for United States income taxes purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset benefit related to the U.S. net operating loss carry forward to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as necessary.

The Company’s income (loss) before income taxes includes the following components:

	For the Year Ended December 31, 2016	For the Period from May 18, 2015 (Date of Inception) through December 31, 2015
United States	$(10,202)	$(102,372)
China	87,710	-
Total	$77,508	$(102,372)

The table below summarizes the Company’s income taxes provision:

Income taxes provision:	Year Ended December 31, 2016	Period from May 18, 2015 (Date of Inception) through December 31, 2015
Current	$21,927	$-
Deferred	-	-
Total provision for income taxes	$21,927	$-

The table below summarizes the differences between the U.S. statutory rate and the Company’s effective tax rate for the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015:

	Year Ended December 31, 2016	Period from May 18, 2015 (Date of Inception) through December 31, 2015
U.S. statutory rate	34.0%	34.0%
Delaware state rate	5.0%	5.0%
U.S. effective rate in excess of China tax rate	(15.8)%	-
U.S. valuation allowance	5.1%	(39.0)%
Total provision for income taxes	28.3%	-

For the year ended December 31, 2016, income taxes expense related to our operations in the PRC amounted to $21,927.

The Company’s approximate net deferred tax assets as of December 31, 2016 and 2015 were as follows:

Deferred tax assets:	December 31, 2016	December 31, 2015
Net U.S. operating loss carryforward	$43,904	$39,925
Valuation allowance	(43,904)	(39,925)
Net deferred tax assets	$-	$-

At December 31, 2016 and 2015, the valuation allowance was $43,904 and $39,925 related to the U.S. net operating loss carryforward, respectively. During the year ended December 31, 2016, the valuation allowance increased by approximately $4,000. The Company provided a valuation allowance equal to the deferred income tax assets for the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. The potential tax benefit arising from the loss carryforward will expire in 2036. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to special tax rules which may limit their usage under the Separate Return Limitation Year (“SRLY”) rules. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2016 and 2015 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

F-16

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 10 – STOCKHOLDERS’ EQUITY (DEFICIT)

Shares authorized

The Company is authorized to issue 10,000,000 shares of preferred stock and 490,000,000 shares of common shares with a par value of $0.0001.

There are no shares of its preferred stock issued and outstanding as of December 31, 2016 and 2015.

There are 61,628,622 and 50,000,000 shares of its common stock issued and outstanding as of December 31, 2016 and 2015.

AHS’s founders’ contribution

Between May 18, 2015 (date of inception) and December 31, 2015, AHS’s founders contributed $89,000 to the Company for working capital needs and the Company recorded an increase in additional paid-in capital.

During the year ended December 31, 2016, AHS’s founders contributed $141,000 to the Company for working capital needs and the Company recorded an increase in additional paid-in capital.

Common shares issued for services

On October 19, 2016, pursuant to a legal service agreement, the Company issued 1,056,122 shares of its common stock to a third party for legal services rendered. These shares were valued at the fair value of services rendered at $21,500. For the year ended December 31, 2016, in connection with the issuance of these shares, the Company recorded stock-based professional fees of $21,500.

On October 19, 2016, pursuant to a consulting service agreement, the Company issued 1,552,500 shares of its common stock to a third party for consulting services rendered in the areas of capital markets advisory. These shares were valued at the fair value of services at $31,050. In connection with the issuance of these shares, the Company recorded stock-based professional fees of $31,050 for the year ended December 31, 2016.

Common shares sold for cash

On December 19, 2016, the Company sold 7,270,000 shares of common stock at a purchase price of $0.50 per share to several investors pursuant to subscription agreements. The Company did not engage a placement agent with respect to the sale. The Company received proceeds of $3,635,000.

Distribution of Avalon GloboCare Corp’s shares to AHS’s founders

During the year ended December 31, 2016, AHS made a distribution of Avalon GloboCare Corp.’s shares to three founders/owners which was treated as a return of capital in the equity accounts and was recorded as a reduction in additional paid-in capital (See note 8, Distribution to founders).

NOTE 11 - STATUTORY RESERVE

Avalon Shanghai operates in the PRC, are required to reserve 10% of its net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends. The Company made an appropriation to statutory reserve for Avalon Shanghai of $6,578 during the year ended December 31, 2016.

F-17

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 12 – COMMITMENTS AND CONTINCENGIES

Severance payments

The Company has employment agreements with certain employees that provided severance payments upon termination of employment under certain circumstances, as defined in the applicable agreements. The Company has estimated its possible severance payments of approximately $302,000 as of December 31, 2016, which have not been reflected in its consolidated financial statements since the Company concluded that the likelihood is remote at this moment.

Capital market consulting service contract

On October 19, 2016, the Company entered into a one-year consulting service agreement with a third party who has agreed to provide certain consulting service in the areas of capital markets advisory to the Company. The agreement expires on October 15, 2017. In accordance with this agreement, the Company pays a flat cash fee of $12,000 per month.

Legal service contract

On November 22, 2016, the Company entered into a legal service agreement with a law firm who has agreed to provide legal and corporate advisory services to the Company. The term of this agreement is on a month to month basis. In accordance to this service agreement, the Company pays a flat cash fee of $15,000 per month. At December 31, 2016, the accrued legal service fees related to the service agreement was $10,000 which was included in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

Financial consulting service contract

On October 17, 2016, the Company entered into a one-year consulting service agreement with a consultant who has agreed to provide financial consulting service to the Company. In accordance with this agreement, the Company pays a flat fee of $4,800 per month commencing on October 20, 2016. At December 31, 2016, the accrued service fees related to the service agreement was $1,600 which was included in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

Real property purchase agreement

On December 22, 2016, the Company entered into an Agreement of Sale (the “Purchase Agreement”) with Freehold Craig Road Partnership (“Seller”), a New Jersey partnership, to purchase certain real property located in the Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9, Freehold, NJ 07798 (the “Property”). The purchase price to be paid by the Company for the Property is $7,600,000 in cash. Upon execution of the Purchase Agreement, the Company was required to deposit $700,000 with Seller's escrow agent. The purchase of the Property was expected to close on February 15, 2017. The Company made the payment of $700,000 in December 2016 which was included in prepaid expenses and other on the accompanying consolidated balance sheets. The Company signed a supplemental and amendatory agreement with the seller and the purchase was closed on May 5, 2017 (see note 15 Real property purchase supplemental and amendatory agreement).

NOTE 13 - CONCENTRATIONS

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015.

Customer	Year Ended December 31, 2016	Period from May 18, 2015 (Date of Inception) through December 31, 2015
A (Shanghai Daopei, a related party)	51%	0
B (Beijing Nanshan, a related party)	26%	0
C (Hebei Yanda, a related party)	23%	0

One customer, who was a related party, accounted for 100% of the Company’s total outstanding accounts receivable at December 31, 2016.

F-18

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 13 – CONCENTRATIONS (continued)

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the year ended December 31, 2016 and the period from May 18, 2015 (date of inception) through December 31, 2015.

No supplier accounted for 10% of the Company’s total outstanding accounts payable at December 31, 2016 and 2015.

Concentrations of credit risk

At December 31, 2016 and 2015, cash balances in the PRC are $2,525,630 and $0, respectively, are uninsured. The Company has not experienced any losses in PRC bank accounts and believes it is not exposed to any risks on its cash in PRC bank accounts.

The Company maintains its cash in United States bank and financial institution deposits that at times may exceed federally insured limits. As of December 31, 2016 and 2015, the Company’s cash balances in United States bank accounts had approximately $80,000 and $0 in excess of the federally-insured limits, respectively. The Company has not experienced any losses in its United States bank accounts through and as of the date of this report.

NOTE 14 – RESTRICTED NET ASSETS

A portion of the Company’s operations are conducted through its PRC subsidiary, which can only pay dividends out of its retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserve. In addition, the Company’s businesses and assets are primarily denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary to transfer its net assets to the Parent Company through loans, advances or cash dividends.

The Company’s PRC subsidiary’s net assets as of December 31, 2016 and 2015 did not exceed 25% of the Company’s consolidated net assets. Accordingly, condensed Parent Company financial statements have not been required in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X.

NOTE 15 – SUBSEQUENT EVENTS

Subscription agreement

On March 3, 2017, the Company entered into and closed a Subscription Agreement with an accredited investor (the "March 2017 Accredited Investor") pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of the Company’s common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”).

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

F-19

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 15 – SUBSEQUENT EVENTS (continued)

Subscription agreement (continued)

The Company,  Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), Beijing DOING Biomedical Technology Co., Ltd. (“DOING”), who is an unaffiliated third party, and the March 2017 Accredited Investor entered into a Share Subscription Agreement whereby the parties acknowledged, among other things, that DOING agreed to transfer the Purchase Price to Avalon Shanghai on behalf of the March 2017 Investor and the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the acquisition of the March 2017 Shares with the Beijing Commerce Commission (“BCC”) and obtaining an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC. If DOING fails to complete the registration and acquire the Investment Certificate within one year of the closing then Avalon Shanghai shall transfer $3,000,000 with interest of 20% to DOING upon the request of DOING (the “BCC Repayment Obligation”).  As of the date hereof, the Company is obligated to DOING in the principal amount of $3,000,000. The BCC Repayment Obligation is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. Further,  Wenzhao Lu, a director and shareholder of the Company, and DOING entered into a Warranty Agreement. Pursuant to the Warranty Agreement, Mr. Wenzhao Lu agreed to (i) cause the Company to be liable to DOING in the event the March 2017 Accredited Investor defaults in its obligations to DOING, (ii) cause the March 2017 Accredited Investor to transfer the March 2017 Shares to DOING upon DOING’s receipt of the Investment Certificate from BCC, (iii) within three years from the date of the Warranty Agreement, DOING may require Mr. Wenzhao Lu to acquire the March 2017 Shares at $1.20 per share upon three-month notice, and (iv) in the event Mr. Wenzhao Lu does not acquire the March 2017 Shares within the three-month period, interest of 15% per annum will be added to the purchase price.

These March 2017 Shares were deemed as debt due to the mandatorily redeemable feature of the shares that embody an unconditional obligation requiring the Company to repurchase the shares by transferring $3,000,000 with interest of 20% should the terms of the BCC Repayment Obligation not met within one year pursuant to ASC 480 “Distinguishing Liabilities from Equity”.

Real property purchase supplemental and amendatory agreement

On December 22, 2016, the Company entered into an Agreement of Sale (the “Purchase Agreement”) with Freehold Craig Road Partnership (“Seller”), a New Jersey partnership, to purchase certain real property located in the Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9, Freehold, NJ 07798 (the “Property”). The purchase price to be paid by the Company for the Property is $7,600,000 in cash. Upon execution of the Purchase Agreement, the Company was required to deposit $700,000 with Seller’s escrow agent, which the Company paid in December 2016. The purchase of the Property was expected to close on February 15, 2017. The Company signed a supplemental and amendatory agreement with the seller and the purchase was closed on May 5, 2017 (see Note 12 under Real property purchase agreement).

F-20

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$5,431,228	$2,886,189
Accounts receivable - related party, net of allowance for doubtful accounts	70,213	70,228
Prepaid expenses and other	749,668	749,796

Total Current Assets	6,251,109	3,706,213

OTHER ASSETS:
Security deposit	23,905	-
Property, plant and equipment, net	271	295

Total Other Assets	24,176	295

Total Assets	$6,275,285	$3,706,508

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$51,539	$22,334
Accounts payable and accrued liabilities - related parties	24,846	8,587
Income taxes payable	-	20,976
VAT and other taxes payable	6,329	11,270
Due to related parties	97,150	97,150
Refundable deposit	3,000,000	-

Total Current Liabilities	3,179,864	160,317

Commitments and Contingencies - (Note 11)

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2017 and December 31, 2016	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 64,628,622 and 61,628,622 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	6,463	6,163
Additional paid-in capital	3,819,421	3,681,387
Accumulated deficit	(602,702)	(53,369)
Statutory reserve	6,578	6,578
Accumulated other comprehensive loss - foreign currency translation adjustment	(134,339)	(94,568)

Total Stockholders' Equity	3,095,421	3,546,191

Total Liabilities and Stockholders' Equity	$6,275,285	$3,706,508

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended March 31,
	2017	2016

REVENUE
Revenue	$-	$-
Revenue - related party	66,286	-
Total Revenue	66,286	-

COST OF REVENUE
Cost of revenue	-	-
Cost of revenue - related party	99,581	-
Total Cost of Revenue	99,581	-

GROSS LOSS	(33,295)	-

OPERATING EXPENSES:
Selling expense	8,711	-
Professional fees	207,218	36,075
Other general and administrative	243,659	23,404

Total Operating Expenses	459,588	59,479

LOSS FROM OPERATIONS	(492,883)	(59,479)

OTHER INCOME (EXPENSE)
Interest Income	794	8
Foreign currency transaction loss	(57,244)	-

Total Other (Expense) Income, net	(56,450)	8

LOSS BEFORE INCOME TAXES	(549,333)	(59,471)

INCOME TAXES	-	-

NET LOSS	$(549,333)	$(59,471)

COMPREHENSIVE LOSS
NET LOSS	(549,333)	(59,471)
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(39,771)	-
COMPREHENSIVE LOSS	$(589,104)	$(59,471)

NET LOSS PER COMMON SHARES:
Basic and diluted	$(0.009)	$(0.001)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	62,595,289	50,000,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-22

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Three Months Ended March 31, 2017

	Preferred Stock		Common Stock		Additional			Accumulated	Total
	Number of		Number of		Paid-in	Accumulated	Statutory	Other	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Reserve	Comprehensive Loss	Equity

Balance, December 31, 2016	-	$-	61,628,622	$6,163	$3,681,387	$(53,369)	$6,578	$(94,568)	$3,546,191

Common shares issued in connection with Share Subscription Agreement	-	-	3,000,000	300	(300)	-	-	-	-

Options granted for service	-	-	-	-	138,334	-	-	-	138,334

Foreign currency translation adjustment	-	-	-	-	-	-	-	(39,771)	(39,771)

Net loss for the three months ended March 31, 2017	-	-	-	-	-	(549,333)	-	-	(549,333)

Balance, March 31, 2017	-	$-	64,628,622	$6,463	$3,819,421	$(602,702)	$6,578	$(134,339)	$3,095,421

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-23

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(549,333)	$(59,471)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation expense	26	-
Stock-based compensation	138,334	-
Changes in operating assets and liabilities:
Accounts receivable - related party	547	-
Prepaid expense and other	2,254	-
Security deposit	(23,922)	-
Accounts payable and accrued liabilities	29,202	(9,700)
Accounts payable and accrued liabilities - related parties	16,257	(2,138)
Income taxes payable	(21,150)	-
VAT and other taxes payable	(5,029)	-

NET CASH USED IN OPERATING ACTIVITIES	(412,814)	(71,309)

CASH FLOWS FROM INVESTING ACTIVITIES:
Prepayment made for acquisition of real property	(2,000)	-

NET CASH USED IN INVESTING ACTIVITIES	(2,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from related parties' advance	-	9,000
Proceeds received from AHS's founders' contribution	-	141,000
Refundable deposit in connection with Share Subscription Agreement	3,000,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,000,000	150,000

EFFECT OF EXCHANGE RATE ON CASH	(40,147)	-

NET INCREASE IN CASH	2,545,039	78,691

CASH - beginning of period	2,886,189	109,586

CASH - end of period	$5,431,228	$188,277

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$21,150	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued in connection with Share Subscription Agreement	$300	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-24

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Avalon GloboCare Corp. (f/k/a Global Technologies Corp.) (the “Company”) is a Delaware corporation. The Company was incorporated under the laws of the State of Delaware on July 28, 2014. On October 18, 2016, the Company changed its name to Avalon GloboCare Corp. and completed a reverse split its shares of common stock at a ratio of 1:4. On October 19, 2016, the Company entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”).  AHS was incorporated on May 18, 2015 under the laws of the State of Delaware. As a result of such acquisition, the Company’s operations now are focused on integrating and managing global healthcare services and resources, as well as empowering high-impact biomedical innovations and technologies to accelerate their clinical applications. Operating through two major platforms, namely “Avalon Cell”, and “Avalon Rehab”, our “technology + service” ecosystem covers the areas of regenerative medicine, cell-based immunotherapy, exosome technology, as well as fertility and rehabilitation medicine. We plan to integrate these services through joint ventures and acquisitions that bring shareholder value both in the short term, through operational entities as part of Avalon Rehab and in the long term, through biomedical innovations as part of Avalon Cell. AHS owns 100% of the capital stock of Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), which is a wholly foreign-owned enterprise organized under the laws of the China. Avalon Shanghai was incorporated on April 29, 2016 and is engaged in medical related consulting services for customers.

For accounting purposes, AHS was the surviving entity. The transaction was accounted for as a recapitalization of AHS pursuant to which AHS was treated as the accounting acquirer, surviving and continuing entity although the Company is the legal acquirer. The Company did not recognize goodwill or any intangible assets in connection with this transaction. Accordingly, the Company’s historical financial statements are those of AHS and its wholly-owned subsidiary, Avalon Shanghai immediately following the consummation of this reverse merger transaction.

On February 7, 2017, the Company formed Avalon RT 9 Properties, LLC, a New Jersey limited liability company, and on January 23, 2017, the Company incorporated Avalon (BVI) Ltd, a British Virgin Island company. There was no activity for these two newly formed subsidiaries since their formation and/or incorporation through March 31, 2017.

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of presentation

These interim condensed consolidated financial statements of the Company and its subsidiaries are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) and disclosures necessary for a fair presentation of these interim condensed consolidated financial statements have been included. The results reported in the unaudited condensed consolidated financial statements for any interim periods are not necessarily indicative of the results that may be reported for the entire year. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all information and footnotes necessary for a complete presentation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). The Company’s unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 28, 2017.

Going concern

The Company currently has limited operations. The Company’s operations now are focused on providing outsourced, customized international healthcare services to the rapidly changing health care industry primarily focused in the People’s Republic of China. The Company is also pursuing the provision of these services in the United States as well as certain strategic partnerships and property ownership and management. These unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

F-25

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN (continued)

Going concern (continued)

As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had an accumulated deficit of $602,702 at March 31, 2017 and had a net loss and net cash flow used in operating activities of $549,333 and $412,814 for the three months ended March 31, 2017, respectively. The Company has a limited operating history and its continued growth is dependent upon the continuation of providing medical consulting services to its only three clients who are related parties; hence generating revenues, and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. In addition, the current cash balance cannot be projected to cover the operating expenses for the next twelve months from the release date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. There are no assurances that the Company will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the three months ended March 31, 2017 and 2016 include the allowance for doubtful accounts, the useful life of property and equipment, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets, accruals for taxes due, and valuation of options.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.
•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.
•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable – related party, prepaid expenses and other, accounts payable and accrued liabilities, accounts payable and accrued liabilities – related parties, income taxes payable, Value Added Tax (“VAT”) and other taxes payable, due to related parties, and refundable deposit, approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2017 and December 31, 2016.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

F-26

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash

Cash consists of cash on hand and cash in banks. The Company maintains cash with various financial institutions in the PRC and United States. At March 31, 2017 and December 31, 2016, cash balances in the PRC are $310,881 and $2,525,630, respectively, are uninsured. At March 31, 2017 and December 31, 2016, cash balances in United States are $5,120,347 and $360,559, respectively. The Company has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Concentrations of credit risk

Currently, a significant portion of the Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. A portion of the Company’s cash is maintained with state-owned banks within the PRC, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A small portion of the Company’s sales are credit sales which is to the customer whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

At March 31, 2017 and December 31, 2016, the Company’s cash balances by geographic area were as follows:

Country:	March 31, 2017		December 31, 2016
United States	$5,120,347	94.3%	$360,559	12.5%
China	310,881	5.7%	2,525,630	87.5%
Total cash	$5,431,228	100.0%	$2,886,189	100.0%

Accounts receivable – related party and allowance for doubtful accounts

Accounts receivable – related party are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at March 31, 2017 and December 31, 2016. The Company historically has not experienced uncollectible accounts from customers granted with credit sales.

Property, plant and equipment

Property, plant and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

F-27

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.  The Company did not record any impairment charge for the three months ended March 31, 2017 and 2016.

Value added tax

The Company is subject to a value added tax (“VAT”) of 6% for providing consulting service. The amount of  VAT  liability is determined by applying the applicable tax rate to the invoiced amount of consulting services provided (output  VAT ) less  VAT  paid on purchases made with the relevant supporting invoices (input  VAT ). The Company reports revenue net of PRC’s value added tax for all the periods presented in the unaudited condensed consolidated statements of operations and comprehensive loss.

Revenue recognition

Pursuant to the guidance of ASC Topic 605, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured.

The Company provides medical related consulting services to its clients. The Company is paid for its services by its clients pursuant to the terms of the written consulting agreements. Each contract calls for a fixed payment in a fixed period of time. The Company recognizes revenue by providing medical related consulting services under written service contracts with its customers. Revenue related to its service offerings is recognized as the services are performed and amounts are earned, using the straight-line method over the term of the related services agreement. Prepayments, if any, received from customers prior to the services being performed are recorded as advance from customers. In these cases, when the services are performed, the amount recorded as advance from customers is recognized as revenue.

Cost of revenue

Cost of consulting services includes internal labor and related benefits, travel expenses related to consulting services, subcontractor costs, other related consulting costs, and other overhead costs.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated, based on the then current fair value, at each subsequent reporting date.

Research and development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development costs during the three months ended March 31, 2017 and 2016.

F-28

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

All costs related to advertising are expensed as incurred. The Company did not incur any advertising expenses during the three months ended March 31, 2017 and 2016.

Income taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2017 and December 31, 2016, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. Tax year that remains subject to examination is the years ended December 31, 2016 and 2015. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of March 31, 2017 and December 31, 2016.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company and its wholly-owned U.S. subsidiaries, Avalon Healthcare System Inc., Avalon RT 9 Properties, LLC, and Avalon (BVI) Ltd., is the U.S. dollar and the functional currency of the Company’s its wholly-owned PRC subsidiary, Avalon (Shanghai) Healthcare Technology Co., Ltd., is the Chinese Renminbi (“RMB”). For the subsidiary whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at March 31, 2017 and December 31, 2016 were translated at 6.8926 RMB to $1.00 and at 6.9448 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rates. The average translation rate applied to the statements of operations for the three months ended March 31, 2017 was 6.8877 RMB to $1.00. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate.

Comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the three months ended March 31, 2017 and 2016 consisted of net loss and unrealized loss from foreign currency translation adjustment.

F-29

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per share

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings (loss) per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net loss per share are computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of common stock options (using the treasury stock method). Common stock equivalents are not included in the calculation of diluted earnings (loss) per share if their effect would be anti-dilutive. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact. The following table presents a reconciliation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2017	2016
Net loss for basic and diluted net loss per share of common stock	$(549,333)	$(59,471)
Weighted average common stock outstanding - basic and diluted	62,595,289	50,000,000
Net loss per common share - basic and diluted	$(0.009)	$(0.001)

For the three months ended March 31, 2017, stock options to purchase 111,111 shares of common stock have been excluded from the computation of diluted loss per share as their effect would be anti-dilutive.

Segment reporting

The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. All of the Company's operations are considered by the chief operating decision maker to be aggregated in one reportable operating segment. Currently, all of the Company’s customers are in the People’s Republic of China and all income is derived from consulting services.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Reverse stock split

The Company effected an one-for-four reverse stock split of its common stock on October 18, 2016. All share and per share information has been retroactively adjusted to reflect this reverse stock split.

Fiscal year end

The Company has adopted a fiscal year end of December 31st.

F-30

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the classification of certain specific cash flow issues including debt prepayment or extinguishment costs, settlement of certain debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of certain insurance claims and distributions received from equity method investees. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently evaluating the impact it may have on its consolidated financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 – PREPAID EXPENSES AND OTHER

At March 31, 2017 and December 31, 2016, prepaid expenses and other consisted of the following:

	March 31, 2017	December 31, 2016
Prepayment for acquisition of real property (see note 11 Real property purchase agreement)	$702,000	$700,000
Other	47,668	49,796
	$749,668	$749,796

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

At March 31, 2017 and December 31, 2016, property, plant and equipment consisted of the following:

	Useful life	March 31, 2017	December 31, 2016
Office equipment	3 Years	$322	$320
Less: accumulated depreciation		(51)	(25)
		$271	$295

For the three months ended March 31, 2017 and 2016, depreciation expense amounted to $26 and $0, respectively, which was included in operating expenses.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At March 31, 2017 and December 31, 2016, accounts payable and accrued liabilities consisted of the following:

	March 31, 2017	December 31, 2016
Accrued professional fees	$43,793	$14,080
Other	7,746	8,254
	$51,539	$22,334

F-31

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 7 – VAT AND OTHER TAXES PAYABLE

At March 31, 2017 and December 31, 2016, VAT and other taxes payable consisted of the following:

	March 31, 2017	December 31, 2016
VAT tax payable	$3,974	$8,768
Other taxes payable	2,355	2,502
	$6,329	$11,270

NOTE 8 – RELATED PARTY TRANSACTIONS

Revenue from related parties and accounts receivable – related party

During the three months ended March 31, 2017 and 2016, revenue from related parties was as follows:

	Three Months Ended March 31,
	2017	2016
Medical related consulting services provided to:
Shanghai Daopei (1)	$66,286	$-
	$66,286	$-

(1)	Shanghai Daopei is a subsidiary of an entity whose chairman is Wenzhao Lu, the major shareholder of the Company.

Accounts receivable – related party, net of allowance for doubtful accounts, at March 31, 2017 and December 31, 2016 amounted to $70,213 and $70,228, respectively, and were related to consulting services provided to Shanghai Daopei, a Chinese entity whose chairman is Wenzhao Lu, the major shareholder of the Company. Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at March 31, 2017 and December 31, 2016.

Accounts payable and accrued liabilities – related parties

At March 31, 2017 and December 31, 2016, the Company owed David Jin, its shareholder, chief executive officer, president and board member, of $19,535 and $6,278, respectively, for travel reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

At March 31, 2017 and December 31, 2016, the Company owed Meng Li, its shareholder, chief operating officer and board member, of $311 and $309, respectively, for travel and other miscellaneous reimbursements which have been included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

On October 17, 2016, the Company entered into a lease for office space in New Jersey with a related party (the “Office Lease”). Pursuant to the Office Lease, the monthly rent is $1,000. The term of the Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. As of March 31, 2017 and December 31, 2016, the accrued and unpaid rent expense related to this Office Lease amounted to $5,000 and $2,000, respectively, which was included in accounts payable and accrued liabilities – related parties on the accompanying consolidated balance sheets.

Due to related parties

From time to time, David Jin, shareholder, chief executive officer, president and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $500 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

F-32

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

Due to related parties (continued)

From time to time, Meng Li, shareholder, chief operating officer and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $87,650 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

From time to time, Wenzhao Lu, major shareholder, chairman of the Board of Directors and board member of the Company, provided advances to the Company to supplement its working capital needs. Those advances are short-term in nature, non-interest bearing, unsecured and payable on demand. The working capital advance of $9,000 at March 31, 2017 and December 31, 2016, was reflected as due to related parties on the accompanying consolidated balance sheets.

Operating lease

On October 17, 2016, AHS entered into a lease for office space in New Jersey with a related party (the “AHS Office Lease”). Pursuant to the AHS Office Lease, the monthly rent is $1,000. The term of the AHS Office Lease is one year commencing on November 1, 2016 and will expire on October 31, 2017. For the three months ended March 31, 2017, rent expense related to the AHS Office Lease amounted to $3,000.

Future minimum rental payment required under the AHS Office Lease is as follows:

Twelve-month Period Ending March 31:	Amount
2018	$7,000

NOTE 9 – STOCKHOLDERS’ EQUITY

Shares authorized

The Company is authorized to issue 10,000,000 shares of preferred stock and 490,000,000 shares of common shares with a par value of $0.0001.

There are no shares of its preferred stock issued and outstanding as of March 31, 2017 and December 31, 2016.

There are 64,628,622 and 61,628,622 shares of its common stock issued and outstanding as of March 31, 2017 and December 31, 2016.

Common shares issued for Share Subscription Agreement

On March 3, 2017, the Company entered into and closed a Subscription Agreement with an accredited investor (the "March 2017 Accredited Investor") pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of the Company’s common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”).

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

F-33

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Common shares issued for Share Subscription Agreement (continued)

The Company,  Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), Beijing DOING Biomedical Technology Co., Ltd. (“DOING”), who is an unaffiliated third party, and the March 2017 Accredited Investor entered into a Share Subscription Agreement whereby the parties acknowledged, among other things, that DOING agreed to transfer the Purchase Price to Avalon Shanghai on behalf of the March 2017 Accredited Investor and the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the acquisition of the March 2017 Shares with the Beijing Commerce Commission (“BCC”) and obtaining an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC. If DOING fails to complete the registration and acquire the Investment Certificate within one year of the closing then Avalon Shanghai shall transfer $3,000,000 with an annual interest of 20% to DOING upon the request of DOING (the “BCC Repayment Obligation”).  As of the date hereof, the Company is obligated to DOING in the principal amount of $3,000,000. The BCC Repayment Obligation is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. Further, Wenzhao Lu, a director and shareholder of the Company, and DOING entered into a Warranty Agreement. Pursuant to the Warranty Agreement, Mr. Lu agreed to (i) cause the Company to be liable to DOING in the event the March 2017 Accredited Investor defaults in its obligations to DOING, (ii) cause the March 2017 Accredited Investor to transfer the March 2017 Shares to DOING upon DOING’s receipt of the Investment Certificate from BCC, (iii) within three years from the date of the Warranty Agreement, DOING may require Mr. Lu to acquire the March 2017 Shares at $1.20 per share upon three-month notice, and (iv) in the event Mr. Lu does not acquire the March 2017 Shares within the three-month period, interest of 15% per annum will be added to the purchase price.

The Company received cash payment of $3,000,000 as an earnest money from DOING in connection with the 3,000,000 common stock issued to the March 2017 Accredited Investor who is an entrusted party that holds the shares on behalf of DOING and recorded the $3,000,000 as refundable deposit on the accompanying condensed consolidated balance sheets. Upon DOING completing the registration of the acquisition of the March 2017 Shares with the BCC and obtaining an Enterprise Overseas Investment Certificate from BCC, the Company will cancel the stock certificate issued under the March 2017 Accredited Investor’s name as an entrusted holder of the shares and the Company will issue a new stock certificate under DOING’s name. The $3,000,000 refundable deposit, which paid by DOING as an earnest money will be applied as the proceeds for issuance of the 3,000,000 shares of the Company’s common stock under DOING’s name at the closing date.

The Company is subject to the contingency of paying interest liability upon the request of DOING if DOING fails to complete the registration and obtain the Enterprise Overseas Investment Certificate within one year. The Company records accrual for such contingency based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history and the specifics of this matter. The Company did not accrue any interest for the BCC Repayment Obligation since management has evaluated the claim and concluded the likelihood of the claim is remote.

Options

In February and March 2017, the Company granted a total of 111,111 options to the Company’s Chief Financial Officer (“CFO”) at a fixed exercise price of $0.50 per share. The 111,111 options granted to the Company’s CFO are exercisable for ten years. The fair value of the options of $138,334 was determined using the Black-Scholes option-pricing model and using the following assumptions: Dividend rate - 0; Terms (in years) - 10.0; Volatility – 455.73% to 534.84%; Risk-free interest rate – 2.36% to 2.40%. In connection with the option grant, for the three months ended March 31, 2017, the Company recognized stock-based compensation of $138,334 on the accompanying condensed consolidated statements of operations because the options were deemed fully earned and non-cancellable on the grant date. Stock Option activities for the three months ended March 31, 2017 were as follows:

	Number of Options	Weighted Average Exercise Price
Balance at December 31, 2016	-	$-
Granted	111,111	0.50
Exercised	-	-
Balance at March 31, 2017	111,111	0.50
Option exercisable at March 31, 2017	111,111	$0.50

The total intrinsic value of the stock options outstanding and exercisable at March 31, 2017 was $110,000.

F-34

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 9 – STOCKHOLDERS’ EQUITY (continued)

Options (continued)

The following table summarizes the shares of the Company’s common stock issuable upon exercise of options outstanding at March 31, 2017:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2017	Range of Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at March 31, 2017	Weighted Average Exercise Price
$0.50	111,111	9.96	$0.50	111,111	$0.50

NOTE 10 - STATUTORY RESERVE

Avalon Shanghai operates in the PRC, are required to reserve 10% of its net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends. The Company did not make any appropriation to statutory reserve for Avalon Shanghai during the three months ended March 31, 2017 since it incurred a loss in the period.

NOTE 11 – COMMITMENTS AND CONTINCENGIES

Severance payments

The Company has employment agreements with certain employees that provided severance payments upon termination of employment under certain circumstances, as defined in the applicable agreements. The Company has estimated its possible severance payments of approximately $302,000 as of March 31, 2017 and December 31, 2016, which have not been reflected in its condensed consolidated financial statements since the Company concluded that the likelihood is remote at this moment.

Capital market consulting service contract

On October 19, 2016, the Company entered into a one-year consulting service agreement with a third party who has agreed to provide certain consulting service in the areas of capital markets advisory to the Company. The agreement expires on October 15, 2017. In accordance with this agreement, the Company pays a flat cash fee of $12,000 per month.

Legal service contract

On November 22, 2016, the Company entered into a legal service agreement with a law firm who has agreed to provide legal and corporate advisory services to the Company. The term of this agreement is on a month to month basis. In accordance to this service agreement, the Company pays a flat cash fee of $15,000 per month. At March 31, 2017 and December 31, 2016, the accrued legal service fees related to the service agreement was $15,000 and $10,000, respectively, which was included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets.

Financial consulting service contract

On October 17, 2016, the Company entered into a one-year consulting service agreement with a consultant who has agreed to provide financial consulting service to the Company. In accordance with this agreement, the Company pays a flat fee of $4,800 per month commencing on October 20, 2016. At March 31, 2017 and December 31, 2016, the accrued service fees related to the service agreement was $14,400 and $1,600, respectively, which was included in accounts payable and accrued liabilities on the accompanying condensed consolidated balance sheets.

F-35

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 11 – COMMITMENTS AND CONTINCENGIES (continued)

Real property purchase agreement

On December 22, 2016, the Company entered into an Agreement of Sale (the "Purchase Agreement") with Freehold Craig Road Partnership ("Seller"), a New Jersey partnership, to purchase certain real property located in the Township of Freehold, County of Monmouth, State of New Jersey, having a street address of 4400 Route 9, Freehold, NJ 07798 (the "Property"). The purchase price for the Property is $7,600,000. The purchase of the Property was closed on May 5, 2017.

In connection with the purchase, the Company signed a loan agreement with a third party and borrowed $2.1 million in April 2017. Amount borrowed under the loan agreement is due on April 17, 2018 and borrowing bears interest at an annual interest rate of 10%. The loan is guaranteed by the Company's Chairman, Mr. Wenzhao Lu. The Company made a deposit payment for the real property purchase of $700,000 in December 2016 and paid off the remaining balance of the purchase price at the closing.

Operating leases

AHS office lease

See Note 8 for operating lease commitment.

Avalon Shanghai office leases

On January 19, 2017, Avalon Shanghai entered into a lease for office space in Beijing, China with a third party (the “Beijing Office Lease”). Pursuant to the Beijing Office Lease, the monthly rent is RMB 50,586 (approximately $7,300) with a required security deposit of RMB 164,764 (approximately $23,900). In addition, Avalon Shanghai needs to pay monthly maintenance fees of RMB 4,336 (approximately $600). The term of the Beijing Office Lease is 26 months commencing on January 1, 2017 and will expire on February 28, 2019 with two months of free rent in the months of December 2017 and February 2019. For the three months ended March 31, 2017, rent expense and maintenance fees related to the Beijing Office Lease amounted to approximately $24,000.

Future minimum rental payment required under the Beijing Office Lease is as follows:

Twelve-month Periods Ending March 31:	Amount
2018	$88,279
2019	80,311
Total	$168,590

In December 2016, Avalon Shanghai entered into a lease for office space in Shanghai, China with a third party (the “Shanghai Office Lease”). Pursuant to the Shanghai Office Lease, the monthly rent is RMB 20,000 (approximately $2,900). The term of the Shanghai Office Lease is one year commencing on January 1, 2017 and will expire on December 31, 2017. For the three months ended March 31, 2017, rent expense related to the Shanghai Office Lease amounted to approximately $8,700.

Future minimum rental payment required under the Shanghai Office Lease is as follows:

Twelve-month Period Ending March 31:	Amount
2018	$26,134

NOTE 12 - CONCENTRATIONS

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the three months ended March 31, 2017 and 2016.

	Three Months Ended March 31,
Customer	2017	2016
A (Shanghai Daopei, a related party)	100%	0

One customer, who was a related party, accounted for 100% of the Company’s total outstanding accounts receivable at March 31, 2017 and December 31, 2016.

F-36

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

NOTE 12 – CONCENTRATIONS (continued)

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the three months ended March 31, 2017 and 2016.

No supplier accounted for 10% of the Company’s total outstanding accounts payable at March 31, 2017 and December 31, 2016.

Concentrations of credit risk

At March 31, 2017 and December 31, 2016, cash balances in the PRC are $310,881 and $2,525,630, respectively, are uninsured. The Company has not experienced any losses in PRC bank accounts and believes it is not exposed to any risks on its cash in PRC bank accounts.

The Company maintains its cash in United States bank and financial institution deposits that at times may exceed federally insured limits. As of March 31, 2017 and December 31, 2016, the Company’s cash balances in United States bank accounts had approximately $4,834,097 and $80,000 in excess of the federally-insured limits, respectively. The Company has not experienced any losses in its United States bank accounts through and as of the date of this report.

NOTE 13 – RESTRICTED NET ASSETS

A portion of the Company’s operations are conducted through its PRC subsidiary, which can only pay dividends out of its retained earnings determined in accordance with the accounting standards and regulations in the PRC and after it has met the PRC requirements for appropriation to statutory reserve. In addition, the Company’s businesses and assets are primarily denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary to transfer its net assets to the Parent Company through loans, advances or cash dividends.

The Company’s PRC subsidiary’s net assets as of March 31, 2017 and December 31, 2016 did not exceed 25% of the Company’s consolidated net assets. Accordingly, Parent Company’s condensed financial statements have not been required in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X.

NOTE 14 – SUBSEQUENT EVENTS

On April 28, 2017, Steven P. Sukel and Yancen Lu were appointed to the Board of Directors of the Company to serve as directors of the Company. Mr. Sukel and Mr. Lu both entered into agreements pursuant to which they will serve as directors. The director agreements provide that they will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. The options for 2017 have been pro-rated. As a result, each director shall receive a stock option to acquire 30,000 shares of common stock during 2017 for a term of five years vesting 10,000 shares at the beginning of each quarter commencing April 1, 2017. The exercise price for the initial grant in April 2017 was set at $1.49 per share.

On May 5, 2017, the Company closed the real property purchase located in the Township of Freehold, County of Monmouth, State of New Jersey (see note 11 – real property purchase agreement).

F-37

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The actual and estimated expenses in connection with this offering, all of which will be borne by us, are as follows:

SEC Registration Fee	$1,833.29
State Filing Fees	$3,666.71
Edgarizing Costs	$3,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$30,000.00
Transfer Agent Fee	$500.00
Miscellaneous	$1,000.00

Total	$50,000.00	*

*	Estimated.

None of the expenses of the offering will be paid by the selling stockholders.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the Delaware General Corporation Law and its Bylaws. These provisions state that the Company’s directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of the Company’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, The Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALE OF UNREGISTERED SECURITIES

No underwriters were involved in the issuance of the securities noted below. All of the securities issued below were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. The issuance of stock that was exempt under Section 4(a)(2) was a private offering to an accredited investor. Each of the investors represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

The company maintains accredited investor questionnaires for each purchaser of unregistered securities from the Company.

On October 19, 2016, we entered into and closed a Share Exchange Agreement with the shareholders of Avalon Healthcare System, Inc., a Delaware corporation (“AHS”), each of which are accredited investors (“AHS Shareholders”) pursuant to which we acquired 100% of the outstanding securities of AHS in exchange for 50,000,000 shares of our common stock (the “AHS Acquisition”).

56

On October 19, 2016, we issued 1,056,122 shares of common stock to a third party for legal services rendered.

Effective October 19, 2016, we entered into a Services Agreement with PCG Advisory Group pursuant to which we issued 1,552,500 shares of common stock for services.

We entered into and closed Subscription Agreements with several accredited investors (the "December 2016 Accredited Investors") pursuant to which the December 2016 Accredited Investors purchased an aggregate of 7,270,000 shares of common stock (the “2016 Subscription Shares”) for an aggregate purchase price of $3,635,000. The closing occurred on December 19, 2016. We agreed to register 15% of the shares sold or 1,090,500 shares of common stock. The offers, sales and issuances of the securities listed above were made to accredited investors and we relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to a limited number of persons, each of whom was an accredited investor and transfer of the common stock issued was restricted in accordance with the requirements of the Securities Act of 1933, as amended.

On February 21, 2017, Ms. Ingariola and the Company entered into an Executive Retention Agreement effective February 9, 2017 pursuant to which Ms. Ingariola agreed to serve as Chief Financial Officer. As partial compensation, the Company granted Ms. Ingariola a Stock Option to acquire 2,000,000 shares of common stock at an exercise price of $0.50 per share for a period of ten years. The Stock Options vest in 36 equal tranches commencing on the grant date.

We entered into and closed a Subscription Agreement with an accredited investor (the "March 2017 Accredited Investor") pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”). The closing occurred on March 3, 2017. Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), Beijing DOING Biomedical Technology Co., Ltd. (“DOING”), the March 2017 Accredited Investor and our company entered into a Share Subscription Agreement whereby the parties acknowledged, among other things, that DOING agreed to transfer the Purchase Price to Avalon Shanghai on behalf of the March 2017 Investor and the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the acquisition of the March 2017 Shares with the Beijing Commerce Commission (“BCC”) and obtaining an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC. If DOING fails to complete the registration and acquire the Investment Certificate within one year of the closing then Avalon Shanghai shall transfer $3,000,000 with interest of 20% to DOING upon the request of DOING (the “BCC Repayment Obligation”). As of the date hereof, the Company is obligated to DOING in the principal amount of $3,000,000. The BCC Repayment Obligation is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of our company. Further, Wenzhao Lu, a director and shareholder of our company, and DOING entered into a Warranty Agreement. Pursuant to the Warranty Agreement, Mr. Wenzhao Lu agreed to (i) cause us to be liable to DOING in the event the March 2017 Accredited Investor defaults in its obligations to DOING, (ii) cause the March 2017 Accredited Investor to transfer the March 2017 Shares to DOING upon DOING’s receipt of the Investment Certificate from BCC, (iii) within three years from the date of the Warranty Agreement, DOING may require Mr. Wenzhao Lu to acquire the March 2017 Shares at $1.20 per share upon three months notice, and (iv) in the event Mr. Wenzhao Lu does not acquire the March 2017 Shares within the three month period, interest of 15% per annum will be added to the purchase price.

On April 28, 2017, Steven P. Sukel and Yancen Lu were appointed to the Board of Directors of our company to serve as directors. Mr. Sukel and Mr. Yancen Lu both entered into agreements pursuant to which they will serve as directors. The director agreements provide that they will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. The options for 2017 have been pro-rated. As result, each director shall receive a stock option to acquire 30,000 shares of common stock for a term of five years vesting 10,000 shares at the beginning of each quarter commencing April 1, 2017. The exercise price for the initial grant for 2017 was set at $1.49 per share.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act of 1933 or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

57

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

3.1(1)	Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law

3.2(1)	Certificate of Correction to the Certificate of Amendment of Certificate of Incorporation filed pursuant to Delaware General Corporation Law

4.1(3)	Form of Subscription Agreement by and between Avalon GloboCare Corp. and the December 2016 Accredited Investors

4.2(8)	Stock Option issued to Luisa Ingargiola dated February 21, 2017

4.3(9)	Form of Subscription Agreement by and between Avalon GloboCare Corp. and the March 2017 Accredited Investor

4.4(9)	Share Subscription Agreement between Avalon GloboCare Corp., Avalon (Shanghai) Healthcare Technology Co., Ltd., Beijing DOING Biomedical Technology Co., Ltd. and Daron Liang

4.5(9)	Warranty Agreement between Wenzhao Lu and Beijing DOING Biomedical Technology Co., Ltd.

5.1	Opinion of Fleming PLLC with respect to legality of the securities, including consent

10.1(1)	Share Exchange Agreement dated as of October 19, 2016 by and among Avalon Healthcare System, Inc., the shareholders of Avalon Healthcare System, Inc. and Avalon GloboCare Corp.

10.2(2)	Executive Employment Agreement, effective December 1, 2016, by and between Avalon GloboCare Corp. and David Jin

10.3(4)	Agreement of Sale by and between Freehold Craig Road Partnership, as Seller, and Avalon GloboCare Corp., as Buyer dated as of December 22, 2016

10.4(7)	Executive Employment Agreement by and between Avalon (Shanghai) Healthcare Technology Ltd. and Meng Li dated January 11, 2017 (7)

10.4(8)	Executive Retention Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated February 21, 2017 (8)

10.5(8)	Indemnification Agreement by and between Avalon GloboCare Corp. and Luisa Ingargiola dated February 21, 2017 (8)

10.6(11)	Director Agreement by and between Avalon GloboCare Corp. and Steven P. Sukel dated April 28, 2017

10.7(11)	Director Agreement by and between Avalon GloboCare Corp. and Yancen Lu dated April 28, 2017

10.8	Consultation Service Contract between Daopei Investment Management (Shanghai) Co., Ltd. and Avalon HealthCare System Inc. dated April 1, 2016 (English translation)

10.9	Consultation Service Contract between Hebei Yanda Ludaopei Hospital Co.,Ltd and Avalon HealthCare System Inc. dated April 1, 2016 (English translation)

10.10	Consultation Service Contract between Nanshan Memorial Stem Cell Biotechnology Co., Ltd.and Avalon HealthCare System Inc. dated April 1, 2016 (English translation)

14.1(1)	Code of Ethics

21.1(10)	List of Subsidiaries

23.1	Consent of Independent Registered Public Accounting Firm - RBSM LLP

23.3	Consent of Fleming PLLC (included with Exhibit 5.1)

99.1(12)	Form of Subscription Agreement

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(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 19, 2016.
(2)	Incorporated by reference to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on March 26, 2015.
(3)	Incorporated by reference to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on February 19, 2015.
(4)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 2, 2016.
(5)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 21, 2016.
(6)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 23, 2016.
(7)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 11, 2017.
(8)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 21, 2017.
(9)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 7, 2017.
(10)	Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on March 28, 2017.
(11)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 28, 2017.

(12)	Incorporated by reference to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 9, 2017.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Freehold, State of New Jersey, on July 6, 2017.

Avalon GloboCare Corp.

By:	/s/ David Jin
Chief Executive Officer and President (Principal Executive Officer)

By:	/s/ Luisa Ingariola
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Jin	Chief Executive Officer, President and Director	July 6, 2017
David Jin	(Principal Executive, Financial and Accounting Officer)

/s/ Wenzhao Lu	Chairman	July 6, 2017
Wenzhao Lu

/s/ Meng Li	Chief Operating Officer, Secretary and Director	July 6, 2017
Meng Li

/s/ Yancen Lu	Director	July 6, 2017
Yancen Lu

/s/ Steven P. Sukel	Director	July 6, 2017
Steven P. Sukel

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